As filed with the Securities and Exchange Commission on December 30, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Hornbeck Offshore Services, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	72-1375844	4424
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

(985) 727-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd M. Hornbeck

Chairman, President, Chief Executive Officer and Secretary

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

(985) 727-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Clyde Parker, Jr., Esq.

Raymond B. Walker III, Esq.

Winstead Sechrest & Minick P.C.

2400 Bank One Center

910 Travis Street

Houston, Texas 77002

(713) 650-8400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
6.125% Series B Senior Notes due 2014	$75,000,000	100%	$75,000,000	$8,025
Guarantees of 6.125% Series B Senior Notes due 2014(3)	—	—	—	—

(1)	Represents the maximum principal amount of 6.125% Senior Notes due 2014 that may be issued pursuant to the exchange offer described in this registration statement. The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933.
(2)	Pursuant to Rule 457(n), no registration fee is required for the guarantees of the Series B notes registered hereby.
(3)	The notes being registered will be guaranteed by all of our existing and future domestic significant restricted subsidiaries.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*	Includes existing domestic significant restricted subsidiaries guaranteeing the securities being registered hereby, which are also registrants. Information about these additional registrants appears on the following page.)

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

(Exact name of Additional Registrant as Specified in its Charter)(1)	(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification Number
Hornbeck Offshore Services, LLC	Delaware	4424	72-1375844
Hornbeck Offshore Operators, LLC	Delaware	4424	72-1375844
Hornbeck Offshore Transportation, LLC	Delaware	4424	72-1375844
Hornbeck Offshore Trinidad & Tobago, LLC	Delaware	4424	72-1375844
HOS-IV, LLC	Delaware	4424	72-1375844
Energy Services Puerto Rico, LLC	Delaware	4424	72-1375844

(1)	The address for each subsidiary guarantor registrant is 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2005

PROSPECTUS

$75,000,000 Hornbeck Offshore Services, Inc. Offer to Exchange 6.125% Series B Senior Notes due 2014 with Issuance Registered under the Securities Act of 1933 for 6.125% Series A Senior Notes due 2014

Terms of The Exchange Offer:

•	On November 23, 2004, we issued $225 million aggregate principal amount of 6.125% Series A Senior notes due 2014 under our indenture governing such notes. In March 2005, we exchanged all of those Series A notes for a like amount of Series B notes, the issuance of which had been registered under the Securities Act of 1933, as amended.

•	As permitted in the indenture governing our notes, on October 4, 2005, we issued an additional $75 million aggregate principal amount of 6.125% Series A Senior Notes due 2014 at 99.25% of par.

•	We are offering to exchange up to $75 million in principal amount of our 6.125% Series B Senior notes due 2014, or Series B Notes, for our outstanding 6.125% Series A Senior notes due 2014. The issuance of such Series B notes has been registered under the Securities Act of 1933, such Series B notes are tradable without restriction under the federal securities laws and have terms that are identical to our existing Series B notes, and substantially identical to the terms of our outstanding Series A notes.

•	We will exchange all Series A notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of Series B notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2006, unless extended. We do not currently intend to extend the exchange offer.

•	Tenders of Series A notes may be withdrawn at any time before the expiration of the exchange offer.

•	The exchange of Series B notes for Series A notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	Each broker-dealer that receives Series B notes in connection with this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B notes. If a broker-dealer acquired Series A notes as a result of market-making or other trading activities, such broker-dealer may use this prospectus, as supplemented or amended, in connection with resales of Series B notes.

The Series B Notes Offered Hereby:

•	Maturity. December 1, 2014.

•	Interest Payments. We will pay interest on the Series B notes offered hereby at an annual rate of 6.125% on June 1 and December 1 of each year until maturity. We will make the first interest payment on June 1, 2006. Interest on such Series B notes will accrue from December 1, 2005.

•	Ranking. The Series B notes offered hereby will be senior, unsecured obligations. They will rank equally in right of payment to our existing and future senior indebtedness, including our existing Series B notes. The Series B notes offered hereby will be effectively subordinated to all of our secured indebtedness to the extent of the fair value of the assets collateralizing such indebtedness.

•	Guarantees. The Series B offered hereby notes will be guaranteed by all of our domestic, significant restricted subsidiaries on an unsecured basis.

•	Optional Redemption. We may, at our option, redeem all or a part of the Series B notes offered hereby from time to time at the redemption prices and subject to the conditions described in this prospectus.

•	Change of Control. If we experience a change of control, any noteholder may require us to repurchase all or a part of its Series B notes offered hereby for cash at 101% of the principal amount of the notes.

•	Listing. We do not intend to list the Series B notes offered hereby on any securities exchange or arrange for them to be quoted on any quotation system.

See the “Description of Series B Notes” section beginning on page 29 for more information about our Series B notes, including those to be issued in this exchange offer.

See the “Risk Factors” section beginning on page 10 for a discussion of factors you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2005.

ABOUT HORNBECK OFFSHORE SERVICES, INC.

References in this prospectus to “the company”, “we”, “us”, “our”, or like terms refer to Hornbeck Offshore Services, Inc. and its subsidiaries, except as otherwise indicated. References in this prospectus to “OSVs” mean offshore supply vessels; to “deepwater” mean offshore areas, generally 1,000’ to 5,000’ in depth, and ultra-deepwater areas, generally more than 5,000’ in depth; to “deep well” mean a well drilled to a true vertical depth of 15,000’ or greater; and to “new generation,” when referring to OSVs, mean modern, deepwater-capable vessels subject to the regulations promulgated under the International Convention on Tonnage Measurement of Ships, 1969, which was adopted by the United States and made effective for all U.S.-flagged vessels in 1992 and foreign-flagged equivalent vessels.

We are a leading provider of technologically advanced, new generation OSVs serving the offshore oil and gas industry, primarily in the U.S. Gulf of Mexico and in select international markets. The focus of our OSV business is on complex exploration and production activities, which include deepwater, deep well and other logistically demanding projects. We are also a leading transporter of petroleum products through our tug and tank barge segment serving the energy industry, primarily in the northeastern United States and Puerto Rico. We currently own and operate a fleet of over 50 U.S.-flagged vessels primarily serving the energy industry.

We were formed as a Delaware corporation in 1997. Our principal executive offices are located at 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, and our telephone number is (985) 727-2000. Our website address is www.hornbeckoffshore.com. Information on our website, other than documents filed with the Commission that are specifically incorporated by reference into this prospectus, does not constitute part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the Commission. In making your decision to participate in this exchange offer, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed after that date.

Unless otherwise indicated, references in this prospectus to “Series A notes” refers to the 6.125% Series A Senior Notes due 2014 that were issued by us on October 4, 2005; to “new Series B notes” refers to the 6.125% Series B Senior Notes due 2014 offered by us in this prospectus and issuable in the exchange offer; to “existing Series B notes” refers to those currently outstanding Series B notes issued in March 2005; to “Series B notes” refers to both the existing Series B notes and the new series B notes and to “notes” refers to both the Series A notes and the Series B notes unless stated otherwise herein.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, under which we file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy this information at the following location of the Commission at prescribed rates at Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the Commission at (800) 732-0330 for further information about the Public Reference Room. In addition, our reports and other information concerning us can be inspected at The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our common stock is listed.

The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the Commission. The address of that website is www.sec.gov. Commission filings may also be accessed free of charge through our Internet website at www.hornbeckoffshore.com (click on “Investors” and then “SEC Filings”). Information contained on our website, other than documents specifically incorporated by reference into this prospectus is not intended to be incorporated by reference into this prospectus, and you should not consider that information as part of this prospectus.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain information that we file with the Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Commission rules and regulations). These documents contain important information about us and our finances.

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 11, 2005, as amended by the Company’s Form 10-K/A filed with the SEC on August 11, 2005;

•	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, as amended by the Company’s Form 10-Q/A filed with the SEC on August 11, 2005, June 30, 2005 and September 30, 2005; and

•	The Company’s Current Reports on Form 8-K, filed with the SEC on January 11, 2005, January 21, 2005, February 8, 2005, February 24, 2005, February 25, 2005, March 2, 2005, March 18, 2005, April 22, 2005, May 4, 2005, May 5, 2005, May 5, 2005, May 16, 2005, July 22, 2005, August 4, 2005, August 5, 2005, August 31, 2005, September 6, 2005, September 26, 2005, September 30, 2005, October 7, 2005, November 3, 2005, November 14, 2005 and December 16, 2005

All documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Commission rules and regulations) from the date of this prospectus and prior to the termination of the offering of the securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to James O. Harp, Jr., Executive Vice President and Chief Financial Officer, Hornbeck Offshore Services, Inc., 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, by mail, or if by telephone at (985) 727-2000. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus, and in the documents incorporated herein by reference. We have based these forward-looking statements on our current views and assumptions about future events and our future financial performance. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “should” or “will” or other comparable words or the negative of these words. When you consider our forward-looking statements, you should keep in mind the risk factors we describe and other cautionary statements we make in this prospectus.

Among the risks, uncertainties and assumptions to which these forward-looking statements may be subject are:

•	activity levels in the energy markets;

•	drilling and production activity levels in the United States Gulf of Mexico;

•	changes in oil and natural gas prices;

•	increases in supply of vessels in our markets;

•	the mandated retirement of single-hulled tank barges prior to anticipated retirement dates or the refusal of our customers to allow their use prior to anticipated retirement dates;

•	the effects of competition;

•	our ability to complete vessels under construction or conversion without significant delays or cost overruns;

•	our ability to integrate acquisitions successfully;

•	our ability to maintain adequate levels of insurance;

•	demand for refined petroleum products or in methods of delivery;

•	loss of existing customers and our ability to attract new customers;

•	changes in laws;

•	waivers, temporary or permanent, of U.S. laws governing use of vessels in coastwise trade;

•	changes in international economic and political conditions;

•	changes in foreign currency exchange rates;

•	adverse domestic or foreign tax consequences;

•	uncollectible foreign accounts receivable or longer collection periods on such accounts;

•	financial stability of our customers;

•	retention of skilled employees and our management;

•	laws governing the health and safety of our employees working offshore;

•	catastrophic marine disasters;

•	adverse weather and sea conditions;

•	oil and hazardous substance spills;

•	war and terrorism;

•	acts of God;

•	our ability to finance our operations on acceptable terms and access the debt and equity markets to fund our capital requirements, which may depend on general market conditions and our financial condition at the time;

•	our ability to charter our vessels on acceptable terms; and

•	our success at managing these risks.

Our forward-looking statements are only predictions based on expectations that we believe are reasonable. Actual events or results may differ materially from those described in any forward-looking statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. To the extent these risks, uncertainties and assumptions give rise to events that vary from our expectations, the forward-looking events discussed in this prospectus may not occur.

SUMMARY OF THE EXCHANGE OFFER

In connection with the offering of the Series A notes, we entered into an exchange registration rights agreement, or registration rights agreement, with the initial purchasers in the offering in which we agreed to complete an exchange offer within 210 days after the date we issued the Series A notes, offering holders of Series A notes the opportunity to exchange their Series A notes for Series B notes in a registered exchange offer under the Securities Act. Holders of Series A notes should read the discussion under the headings “Summary of the Terms of the New Series B Notes” beginning on page 8 and “Description of Series B Notes” beginning on page 29 for further information regarding the Series B notes and resales of the Series B notes.

Exchange Offer

We are offering to exchange Series B notes for Series A notes. Series A notes may be exchanged only in integral multiples of $1,000. We will exchange Series B Notes for all outstanding Series A notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

Expiration Time and Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2006, unless we decide to extend it. No extension will continue beyond , 2006.

Condition to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. A minimum aggregate principal amount of outstanding Series A notes being tendered is not a condition to the exchange offer.

Procedures for Tendering Series A Notes

To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, or DTC, for tendering the Series A notes. These automated tender offer program procedures require that the exchange agent receive, prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program and that DTC confirm that:

•	DTC has received your instructions to exchange your Series A notes, and

•	you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your Series A notes, please refer to the sections in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer”, and “—Procedures for Tendering.”

Resale of Series B Notes

Except as provided below, we believe that the Series B notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•	the Series B notes are being acquired in the ordinary course of business,

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the Series B notes issued to you in the exchange offer,

•	you are not our affiliate, and

•	you are not a broker-dealer tendering outstanding Series A notes acquired directly from us for your account.

Our belief is based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties that are not related to us. The Commission has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the Commission would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any Series B notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Series B notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives Series B notes for its own account in exchange for outstanding Series A notes, where the outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B notes. See “Plan of Distribution.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders

You may withdraw your tender of Series A notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, but you must follow the withdrawal procedures described in “Exchange Offer—Withdrawal of Tenders”.

Acceptance and Delivery

If you fulfill all conditions required for proper acceptance of Series A notes, we will accept all Series A notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return to you without expense any Series A note that we do not accept for exchange, or with respect to which all conditions for acceptance have not been met, as promptly as practicable after the expiration date. We will deliver the Series B notes as promptly as practicable after the expiration date and acceptance of the Series A notes for exchange.

Fees and Expenses	We will bear all expenses incident to the exchange offer.

Use of Proceeds	We will not receive any proceeds for the issuance of the Series B notes. We have filed the exchange offer registration statement to meet our obligation under the registration rights agreement.

Failure to Exchange

If you do not exchange your Series A notes in this exchange offer, you will no longer be able to require us to register the Series A notes under the Securities Act, except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the Series A notes unless we have registered the Series A notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of or in a transaction not subject to the Securities Act.

Tax Considerations	The exchange of Series B notes for Series A notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes.

Exchange Agent

We have appointed Wells Fargo Bank, National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: 6th & Marquette Avenue, Minneapolis, MN 55479, Attention: Reorg. Dept. Eligible institutions may make requests by phone at (612) 667-9764 and by facsimile at (612) 667-4927.

SUMMARY OF THE TERMS OF THE NEW SERIES B NOTES

The new Series B notes will be identical to the existing Series B notes, and will be substantially identical to the Series A notes except that the issuance of the Series B notes will be registered under the Securities Act and the Series B notes will not have restrictions on transfer under the Securities Act, registration rights or provisions for payment of additional interest as liquidated damages. The new Series B notes will evidence the same debt as the Series A notes, and the same indenture that governs the Series A notes and our existing Series B notes will govern the new Series B notes offered by this prospectus.

Securities Offered	$75,000,000 aggregate principal amount of Series B notes.

Maturity	December 1, 2014.

Interest Payment Dates	We will pay interest on the new Series B notes semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2006.

Guarantees	All of our domestic, significant restricted subsidiaries will guarantee the new Series B notes on a senior, unsecured basis.

Ranking

Like our existing Series B notes, the new Series B notes will be our senior, unsecured obligations, ranking equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to any subordinated indebtedness incurred by us in the future. The indenture governing our notes permits us and our subsidiaries to incur additional indebtedness, subject to certain conditions. Like our existing Series B notes, the new Series B notes and related subsidiary guarantees will be effectively subordinated to our secured indebtedness and that of our subsidiary guarantors, including any indebtedness under our revolving credit facility, to the extent of the fair value of our assets and those of our subsidiaries collateralizing such indebtedness.

Optional Redemption

We may, at our option, redeem all or a part of the Series B notes at any time on or after December 1, 2009 at the redemption prices described in this prospectus. At any time before December 1, 2009, we may also redeem all or a part of the Series B notes at a redemption price equal to 100% of the principal amount of the Series B notes plus the make whole premium described in this prospectus. In addition, prior to December 1, 2007, we may redeem up to 35% of the aggregate principal amount of the Series B notes with the proceeds of certain equity offerings at the redemption price specified in this prospectus.

Change of Control	If we experience a change of control, any noteholder may require us to repurchase all or a part of its Series B notes for cash at 101% of the principal amount of such Series B notes.

Certain Covenants	The indenture for the Series B notes contains certain covenants that, among other things, limit our ability and that of certain of our subsidiaries to:

•	pay dividends or make other distributions,

•	purchase equity interests or redeem subordinated indebtedness early,

•	incur additional indebtedness,

•	create liens on our assets to secure debt,

•	engage in sale-and-leaseback transactions,

•	issue or sell capital stock of our subsidiaries,

•	sell assets or merge or consolidate with another company, and

•	enter into certain transactions with affiliates.

All of these limitations are subject to a number of important qualifications.

Covenant Termination

Once the Series B notes are rated investment grade by either Moody’s or S&P and no default has occurred and is continuing under the indenture, we and our subsidiaries will no longer be subject to many of the foregoing covenants. See “Description of the Series B Notes—Covenant Termination”.

Market for Series B Notes

The Series B notes will be transferable without restriction under U.S. federal securities laws, but we can provide no assurance that an active or liquid market will develop or continue for the Series B notes.

Governing Law	New York.

Trustee	Wells Fargo Bank, National Association.

For further information regarding the Series B notes, see “Description of the Series B Notes”.

Risk Factors

See “Risk Factors” beginning on page 10 for a discussion of certain factors you should consider before investing in our Series B notes.

RISK FACTORS

In considering whether to participate in the exchange offer, you should carefully read and consider the risks described below, together with all of the information we have included in this prospectus. Other events that we do not currently anticipate or that we currently deem immaterial may also impair or affect our business operations.

Risks Relating to our Business

Demand for our OSV services substantially depends on the level of activity in offshore oil and gas exploration, development and production.

The level of offshore oil and gas exploration, development and production activity has historically been volatile and is likely to continue to be so in the future. The level of activity is subject to large fluctuations in response to relatively minor changes in a variety of factors that are beyond our control, including:

•	prevailing oil and natural gas prices and expectations about future prices and price volatility;

•	the cost of offshore exploration for, and production and transportation of, oil and natural gas;

•	worldwide demand for oil and natural gas;

•	consolidation of oil and gas and oil service companies operating offshore;

•	availability and rate of discovery of new oil and natural gas reserves in offshore areas;

•	local and international political and economic conditions and policies;

•	technological advances affecting energy production and consumption;

•	weather conditions;

•	environmental regulation; and

•	the ability of oil and gas companies to generate or otherwise obtain funds for exploration and production.

We expect levels of oil and gas exploration, development and production activity to continue to be volatile and affect the demand for our OSVs.

A prolonged, material downturn in oil and natural gas prices is likely to cause a substantial decline in expenditures for exploration, development and production activity, which would likely result in a corresponding decline in the demand for OSVs and thus decrease the utilization and dayrates of our OSVs. Such decreases could have a material adverse effect on our financial condition and results of operations. Moreover, increases in oil and natural gas prices and higher levels of expenditure by oil and gas companies for exploration, development and production may not necessarily result in increased demand for our OSVs.

Increases in the supply of vessels could decrease dayrates.

Certain of our competitors have announced plans to construct new OSVs to be deployed in domestic and foreign locations. A remobilization to the U.S. Gulf of Mexico of U.S.-flagged

OSVs currently operating in other regions would result in an increase in OSV capacity. Additionally, construction of double-hulled, ocean-going tank barges in sufficient size and number to exceed the replacement of the single-hulled tank barges that have been or still need to be retired under OPA 90 would create an increase in ocean-going tank barge capacity. Further, a repeal, suspension or significant modification of the Jones Act, or the administrative erosion of its benefits, permitting OSVs or tank barges that are either foreign-flagged, foreign-built, foreign-owned, foreign-controlled or foreign-operated to engage in the U.S. coastwise trade, would also result in an increase in capacity. Any increase in the supply of OSVs, whether through new construction, refurbishment or conversion of vessels from other uses, remobilization or changes in law or its application, could not only increase competition for charters and lower utilization and dayrates, which would adversely affect our revenues and profitability, but could also worsen the impact of any downturn in oil and natural gas prices on our results of operations and financial condition. Similarly, any increase in the supply of ocean-going tank barges, could not only increase competition for charters and lower utilization and dayrates, which could negatively affect our revenues and profitability, but could also worsen the impact of any reduction in domestic consumption of refined petroleum products or crude oil on our results of operations and financial condition.

Intense competition in our industry could reduce our profitability and market share.

Contracts for our OSVs and tank barges are generally awarded on an intensely competitive basis. The most important factors determining whether a contract will be awarded include:

•	quality and capability of the vessels;

•	ability to meet the customer’s schedule;

•	safety record;

•	reputation;

•	price; and

•	experience.

Some of our competitors, including diversified multinational companies in the OSV segment, have substantially greater financial resources and larger operating staffs than we do. They may be better able to compete in making vessels available more quickly and efficiently, meeting the customer’s schedule and withstanding the effect of declines in dayrates and utilization rates. They may also be better able to weather a downturn in the oil and gas industry. As a result, we could lose customers and market share to these competitors. Some of our competitors may also be willing to accept lower dayrates in order to maintain utilization, which can have a negative impact upon dayrates and utilization in our OSV segment.

The failure to successfully complete construction or conversion of our vessels on schedule and on budget and to utilize those and the other vessels in our fleet at profitable levels could adversely affect our financial condition and results of operations.

From time to time, we contract for the conversion or construction of new vessels. Our construction projects are subject to the risks of delay and cost overruns inherent in any large construction project, including shortages of equipment, unforeseen engineering problems, work stoppages, weather interference, unanticipated cost increases, inability to obtain necessary certifications and approvals and shortages of materials or skilled labor. Significant delays could have a material adverse effect on anticipated contract commitments with respect to vessels under construction or conversion, while significant cost overruns or delays not adequately protected by liquidated damages provisions, in general could adversely affect our financial condition and results of operations. Moreover, customer demand for vessels currently under construction or conversion may not be as strong as we presently anticipate, and our inability to obtain contracts on anticipated terms or at all may have a material adverse effect on our revenues and profitability. In addition, our OSVs are typically chartered or hired to provide services to a specified drilling rig. A delay in the availability of the drilling rig to our customer may have an adverse impact on our utilization of the contracted vessel and thus on our financial condition and results of operations.

If we are unable to acquire additional vessels or businesses and successfully integrate them into our operations, our ability to grow may be limited.

We regularly consider possible acquisitions of single vessels, vessel fleets and businesses that complement our existing operations to enable us to grow our business. We can give no assurance that we will be able to identify desirable acquisition candidates or that we will be successful in entering into definitive agreements on satisfactory terms. An inability to acquire additional vessels or businesses may limit our growth potential. Even if we consummate an acquisition, we may be unable to integrate it into our existing operations successfully or realize the anticipated benefits of the acquisition. The process of integrating acquired operations into our own may result in unforeseen operating difficulties, may require significant management attention and financial resources.

Revenues from our tug and tank barge business could be adversely affected by a decline in demand for domestic refined petroleum products and crude oil or a change in existing methods of delivery in response to insufficient availability of tug and tank barge services and other conditions.

A reduction in domestic consumption of refined petroleum products or crude oil may adversely affect the revenues of our tug and tank barge business and, therefore, our financial condition and results of operation. Weather conditions also affect demand for our tug and tank barge services. For example, a mild winter may reduce demand for heating oil in the northeastern United States.

Moreover, alternative methods of delivery of refined petroleum products or crude oil may develop as a result of insufficient availability of tug and tank barge services, the cost of compliance with homeland security, environmental regulations or increased liabilities connected with the transportation of refined petroleum products and crude oil. For example, long-haul transportation of refined petroleum products and crude oil is generally less costly by pipeline than by tank barge. While there are significant impediments to building new pipelines, such as high capital costs and environmental concerns, entities may propose new pipeline construction to meet demand for petroleum products. To the extent new pipeline segments are built or existing pipelines converted to carry petroleum products, such activity could have an adverse effect on our ability to compete in particular markets.

We are subject to complex laws and regulations, including environmental regulations, that can adversely affect the cost, manner or feasibility of doing business.

Increasingly stringent federal, state, local and foreign laws and regulations governing worker health and safety and the manning, construction and operation of vessels significantly affect our operations. Many aspects of the marine industry are subject to extensive governmental regulation by the United States Coast Guard, the National Transportation Safety Board and the United States Customs Service, and their foreign equivalents, and to regulation by private industry organizations such as the American Bureau of Shipping. The Coast Guard and the National Transportation Safety Board set safety standards and are authorized to investigate vessel accidents and recommend improved safety standards, while the Customs Service is authorized to inspect vessels at will. Our operations are also subject to federal, state, local and international laws and regulations that control the discharge of pollutants into the environment or otherwise relate to environmental protection. Compliance with such laws, regulations and standards may require installation of costly equipment, increased manning, or operational changes. Failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions, imposition of remedial obligations or the suspension or termination of our operations. Some environmental laws impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. These laws and regulations may expose us to liability for the conduct of, or conditions caused by, others, including charterers. Moreover, these laws and regulations could change in ways that substantially increase costs that we may not be able to pass along to our customers. Any changes in laws, regulations or standards that would impose additional requirements or restrictions could adversely affect our financial condition and results of operations.

We are also subject to the Merchant Marine Act of 1936, which provides that, upon proclamation by the President of a national emergency or a threat to the security of the national defense, the Secretary of Transportation may requisition or purchase any vessel or other watercraft owned by United States citizens (which includes United States corporations), including vessels under construction in the United States. If one of our OSVs, tugs or tank barges were purchased or requisitioned by the federal government under this law, we would be entitled to be paid the fair market value of the vessel in the case of a purchase or, in the case of a requisition, the fair market value of charter hire. However, if one of our tugs is requisitioned or purchased and its associated tank barge is left idle, we would not be entitled to receive any compensation for the lost revenues resulting from the idled barge. We would also not be entitled to be compensated for any consequential damages we suffer as a result of the requisition or purchase of any of our OSVs, tugs or tank barges. The purchase or the requisition for an extended period of time of one or more of our OSVs, tugs or tank barges could adversely affect our results of operations and financial condition.

Finally, we are subject to the Merchant Marine Act of 1920, commonly referred to as the Jones Act, which requires that vessels engaged in coastwise trade to carry cargo between U.S. ports be documented under the laws of the United States and be controlled by U.S. citizens. To ensure that we are determined to be a U.S. citizen as defined under these laws, our certificate of incorporation contains certain restrictions on the ownership of our capital stock by non-U.S. citizens and establishes certain mechanisms to maintain compliance with these laws. If we are determined at any time not to be in compliance with these citizenship requirements, our vessels would become ineligible to engage in the coastwise trade in U.S. domestic waters, and our business and operating results would be adversely affected. The Jones Act’s provisions restricting coastwise trade to vessels controlled by U.S. citizens have recently been circumvented by foreign interests that seek to engage in trade reserved for vessels controlled by U.S. citizens and otherwise qualifying for coastwise trade. Legal challenges against such actions are difficult, costly to pursue and are of uncertain outcome. To the extent such efforts are successful and permit foreign competition, such competition could have a material adverse effect on domestic companies in the offshore service vessel industry and on our financial condition and results of operations. In addition, in the interest of national defense, the Secretary of Homeland Security is authorized to suspend the coastwise trading restrictions imposed by the Jones Act on vessels not controlled by U.S. citizens. Such a waiver was issued following Hurricane Katrina and was in effect on a temporary basis for tank vessels that carried petroleum products. A more limited waiver continues in existence for vessels that carry petroleum cargoes from the Strategic Petroleum Reserve.

Our business involves many operating risks that may disrupt our business or otherwise result in substantial losses, and insurance may be unavailable or inadequate to protect us against these risks.

Our vessels are subject to operating risks such as:

•	catastrophic marine disaster;

•	adverse weather and sea conditions;

•	mechanical failure;

•	collisions;

•	oil and hazardous substance spills;

•	navigation errors;

•	acts of God; and

•	war and terrorism.

The occurrence of any of these events may result in damage to or loss of our vessels and their tow or cargo or other property and injury to passengers and personnel. If any of these events were to occur, we could be exposed to liability for resulting damages and possible penalties, that pursuant to typical marine indemnity policies, we must pay and then seek reimbursement from our insurer. Affected vessels may also be removed from service and thus be unavailable for income-generating activity. While we believe our insurance coverage is at adequate levels and insures us against risks that are customary in the industry, we may be unable to renew such coverage in the future at commercially reasonable rates. Moreover, existing or future coverage may not be sufficient to cover claims that may arise.

Our expansion into international markets subjects us to risks inherent in conducting business internationally.

Over the past three years we have derived an increasing portion of our revenues from foreign sources. We therefore face risks inherent in conducting business internationally, such as legal and governmental regulatory requirements, potential vessel seizure or nationalization of assets, import-export quotas or other trade barriers, difficulties in collecting accounts receivable and longer collection periods, political and economic instability, adverse tax consequences, difficulties and costs of staffing international operations, currency exchange rate fluctuations and language and cultural differences. All of these risks are beyond our control. We cannot predict the nature and the likelihood of any such events. If such an event should occur, however, it could have a material adverse effect on our financial condition and results of operations.

Future results of operations depend on the long-term financial stability of our customers.

Many of the contracts we enter into for our vessels are full utilization contracts with initial terms ranging from one to five years. We enter into these long-term contracts with our customers based on a credit assessment at the time of execution. Our financial condition in any period may therefore depend on the long-term stability and creditworthiness of our customers. We can provide no assurance that our customers will fulfill their obligations under our long-term contracts and the insolvency or other failure of a customer to fulfill its obligations under such contract could adversely affect our financial condition and results of operations.

We may be unable to attract and retain qualified, skilled employees necessary to operate our business.

Our success depends in large part on our ability to attract and retain highly skilled and qualified personnel. Our inability to hire, train and retain a sufficient number of qualified employees could impair our ability to manage, maintain and grow our business.

We require skilled employees who can perform physically demanding work. As a result of the volatility of the oil and gas industry and the demanding nature of the work, potential employees may choose to pursue employment in fields that offer a more desirable work environment at wage rates that are competitive with ours. With a reduced pool of workers, it is possible that we will have to raise wage rates to attract workers from other fields and to retain our current employees. If we are not able to increase our service rates to our customers to compensate for wage-rate increases, our financial condition and results of operations may be adversely affected.

Our employees are covered by federal laws that may subject us to job-related claims in addition to those provided by state laws.

Some of our employees are covered by provisions of the Jones Act, the Death on the High Seas Act and general maritime law. These laws preempt state workers’ compensation laws and permit these employees and their representatives to pursue actions against employers for job-related incidents in federal courts. Because we are not generally protected by the limits imposed by state workers’ compensation statutes, we may have greater exposure for any claims made by these employees.

Our success depends on key members of our management, the loss of whom could disrupt our business operations.

We depend to a large extent on the efforts and continued employment of our executive officers and key management personnel. We do not maintain key-man insurance. The loss of services of one or more of our executive officers or key management personnel could have a negative impact on our financial condition and results of operations.

Restrictions contained in the indenture governing the notes offered hereby and in the agreement governing our revolving credit facility may limit our ability to obtain additional financing and to pursue other business opportunities.

Covenants contained in the indenture governing the notes offered hereby and in the agreement governing our revolving credit facility require us to meet certain financial tests, which may limit or otherwise restrict:

•	our flexibility in operating, planning for, and reacting to changes, in our business;

•	our ability to dispose of assets, withstand current or future economic or industry downturns and compete with others in our industry for strategic opportunities; and

•	our ability to obtain additional financing for working capital, capital expenditures, including our newbuild programs, acquisitions, general corporate and other purposes.

We have high levels of fixed costs that will be incurred regardless of our level of business activity.

Our business has high fixed costs, and downtime or low productivity due to reduced demand, weather interruptions or other causes can have a significant negative effect on our operating results and financial condition.

If we are required to retire our existing single-hulled tank barges earlier than anticipated due to either regulatory or other requirements, it could adversely affect our business.

OPA 90 requires that all newly-built tank vessels used in the transport of petroleum products be built with double hulls and provides for a phase-out period for existing single hull vessels. Modifying or replacing existing vessels to provide for double hulls will be required for all tank barges and tankers in the industry by the year 2015. A significant number of vessels in our tank barge fleet measure less than 5,000 gross tons. Under current law, certain of our vessels may continue to operate without double hulls through 2014. However, if there are changes in the law that accelerate the time frame for retirement of such vessels, or if customer policies or preferences that mandate the use of double-hulled vessels become significantly more prevalent, absent our implementation of a more aggressive replacement or newbuild program, such changes in law or in customer mandates could adversely affect our results of operations and financial condition.

Risks Relating to the Exchange Offer and the Series B Notes

If you do not properly tender your Series A notes, you will continue to hold securities issued in a transaction that was not registered under the Securities Act and thus will be subject to significant restrictions on transfer.

We will only issue Series B notes in exchange for Series A notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Series A notes and you should carefully follow the instructions on how to tender your Series A notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of Series A notes.

If you do not exchange your Series A notes for Series B notes pursuant to the exchange offer, the Series A notes you hold will continue to be subject to the existing transfer restrictions under the Securities Act. In general, you may not offer or sell the Series A notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Series A notes under the Securities Act unless our registration rights agreement with the initial purchasers of the Series A notes requires us to do so. Further, if you continue to hold any Series A notes after the exchange offer is consummated, you may have difficulty selling them because there will be fewer Series A notes outstanding.

Your right to receive payments on the new Series B notes will be effectively junior to our future indebtedness to the extent it is secured by our assets or is owed by our foreign subsidiaries.

The new Series B notes will effectively rank behind any secured indebtedness we may incur, to the extent of the assets that secure such indebtedness, including future borrowings under our revolving credit facility. As a result, upon any distribution to our creditors or the creditors of our subsidiaries in a bankruptcy, liquidation or reorganization or similar proceeding relating to us, our subsidiaries or our respective property, the holders of our secured debt will be entitled to be paid in cash, to the extent of the value of the collateral securing such debt, before any payment may be made with respect to the Series B notes.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us, our subsidiaries or our respective properties, holders of the Series B notes will participate with our trade creditors and all other holders of our senior unsecured indebtedness in the assets remaining. In any of these cases, we may not have sufficient funds to pay all of our creditors, and holders of the Series B notes may receive less, ratably, than the holders of secured debt.

In addition, our foreign subsidiaries will not be guarantors under the Series B notes unless they guarantee any of our debt or the debt of our domestic subsidiaries. Accordingly, the Series B notes will rank behind the debt of our foreign subsidiaries.

We and our subsidiaries are not fully prohibited from incurring substantially more debt, and such debt will be effectively senior to the Series B notes to the extent it is secured by our assets.

We have a five-year $100 million senior secured revolving credit facility with a current borrowing base of $60 million, with no amount outstanding as of November 30, 2005. We are currently reviewing proposed terms for the purpose of negotiating a new revolving credit facility with our bank group, and possibly adding new lenders, to provide for, among others things, a longer maturity, increased borrowing capacity, lower interest rates and an updated covenant package commensurate with our current credit standing. We also have outstanding $75 million of Series A notes being exchanged for the new Series B notes and $225 million of existing Series B notes. Under the terms of the indenture governing the Series B notes, we and our subsidiaries may incur substantial additional indebtedness (including secured indebtedness) in the future. All or substantially all of our future borrowings under our revolving credit facility will be effectively senior to the Series B notes to the extent of the assets securing any such borrowings. If we add new debt to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.

We are a holding company and will rely on our subsidiaries for funds necessary to meet our financial obligations, including the Series B notes.

We conduct all of our activities through our subsidiaries. We will depend on those subsidiaries for dividends and other payments to generate the funds necessary to meet our financial obligations, including the payment of principal and interest on the Series B notes. We cannot assure you that the earnings from, or other available assets of, these operating subsidiaries will be sufficient to enable us to pay principal or interest on the Series B notes when due.

Although the occurrence of specific change of control events affecting us will permit you to require us to repurchase your Series B notes, we may not be able to repurchase your Series B notes.

Upon the occurrence of specific change of control events affecting us, you will have the right to require us to repurchase your Series B notes at 101% of their principal amount, plus accrued and unpaid interest, if any. Our ability to repurchase your Series B notes upon such a change of control event would be limited by our access to funds at the time of the repurchase and the terms of our debt agreements. Upon a change of control event, we may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by us under our credit facilities. The source of funds for these repayments would be our available cash or cash generated from other sources. We cannot assure you that we will have sufficient funds available upon a change of control to make any required repurchases of tendered Series B notes.

A court may avoid or subordinate a guarantee of the Series B notes by our subsidiaries to the extent the guarantee is determined to be a fraudulent conveyance.

Our obligations under the Series B notes are or will be guaranteed on a general unsecured basis by our domestic, significant restricted subsidiaries. Various fraudulent conveyance laws have been enacted for the protection of creditors and may be used by a court to subordinate or avoid any guarantee issued by one or more of our subsidiaries. It is also possible that under certain circumstances a court could hold that the direct obligations of a subsidiary would be superior to the obligations under its guarantee of the Series B notes. Generally, if a court determines that

•	any of our subsidiaries guaranteed our obligations with the intent of hindering, delaying or otherwise defrauding a creditor or did not receive fair consideration or a reasonably equivalent value for issuing the guarantee and

•	the subsidiary was insolvent or engaged or about to engage in activity that could render it insolvent the court may avoid or subordinate the guarantee in favor of the subsidiary’s other obligations. A subsidiary may be considered insolvent if the sum of its debts is greater than its assets, at a fair valuation, or the present fair salable value of its assets is less than the amount required to pay the probable liability on its aggregate existing debts and liabilities as they become absolute and matured. We can give no assurance regarding the standards a court would use to determine whether a subsidiary was solvent at the relevant time or whether a guarantee would be otherwise avoided or subordinated. In rendering opinions in connection with the notes, counsel for the company will not express any opinion as to the effect of federal or state fraudulent transfer and conveyance laws on the enforceability of a subsidiary guarantee. If a subsidiary guarantee is avoided as a fraudulent conveyance or held unenforceable for any other reason, a holder of Series B notes would not have any claim against the subsidiary, but would be a creditor solely of the company.

An active or liquid trading market for the notes may not develop or continue.

There can be no assurance that an active or liquid market will develop or continue for the Series B notes. Although each Initial Purchaser has informed us that it currently intends to make a market in the Series B notes, it has no obligation to do so and may discontinue making a market at any time without notice. The Series B notes are being offered and sold only to qualified institutional buyers and to non-U.S. persons outside the United States and are subject to restrictions on transfer.

The liquidity of any market for the Series B notes will depend upon the number of holders of the Series B notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. Although the Series B notes may be traded among participants in The PortalSM Market, an active or liquid trading market may not develop or continue for the Series B notes, in which case, you may not be able to sell the Series B notes or to sell the Series B notes at a price satisfactory to you.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

In connection with the issuance of the Series A notes, we entered into a registration rights agreement. Under the registration rights agreement, we agreed to:

•	file within 90 days after the issuance of the Series A notes a registration statement with the Commission with respect to a registered offer to exchange each Series A note for a new Series B note having terms substantially identical to the Series A notes;

•	use our reasonable best efforts to cause the exchange offer registration statement to be declared effective by the Commission under the Securities Act within 180 days after the issuance of the existing Series A notes;

•	upon effectiveness of the exchange offer registration statement, commence the exchange offer and use reasonable best efforts to issue, not later than 30 days after such registration statement is declared effective, the Series B notes in exchange for all Series A notes validly tendered and not validly withdrawn during the exchange offer; and

•	keep the exchange offer open for not less than 20 business days.

We have fulfilled the agreements described in the first two of the preceding bullet points and are offering eligible holders of the Series A notes the opportunity to exchange their Series A notes for Series B notes registered under the Securities Act. Holders are eligible, if they are not prohibited by any law or policy of the Commission, from participating in this exchange offer and if they make various representations to us. The new Series B notes will be identical to our existing Series B notes and will be substantially identical to our Series A notes, except that the new Series B notes will not contain terms with respect to transfer restrictions under the Securities Act, registration rights or payment of additional interest as liquidated damages.

We have agreed in certain circumstances to file and use our reasonable best efforts to cause the Commission to declare effective a shelf registration statement to cover resales of outstanding Series A notes by holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. We are required to file the shelf registration statement if:

•	prior to the consummation of the exchange offer, existing Commission interpretations are changed such that the Series B notes would not be freely transferable without restriction under the Securities Act;

•	the exchange offer is not completed within 210 days following the issuance of the Series A notes; or

•	the exchange offer is not available to any holder.

If obligated to file the shelf registration statement, we will use reasonable best efforts to file the shelf registration statement with the Commission on or prior to 30 days after such filing obligation arises, to cause the shelf registration statement to be declared effective by the Commission on or prior to 120 days after such shelf registration statement is filed and to keep the shelf registration statement effective for up to two years.

We have also agreed, with certain exceptions, to pay additional interest to holders of the applicable notes upon the occurrence of any of the following events:

•	if we fail to file an exchange offer or shelf registration statement with the Commission on or prior to the date specified for such filing;

•	if a required exchange or shelf registration statement is not declared effective on or prior to the date specified for such effectiveness;

•	if the exchange offer is not consummated within 30 days after the initial effective date of the exchange offer registration statement; or

•	if the exchange offer or shelf registration statement is declared effective but thereafter is withdrawn by us or becomes subject to a stop order of the Commission suspending its effectiveness without being succeeded immediately by another effective registration statement.

Each of the events described above is a “registration default” and we must pay, as liquidated damages, additional interest from the occurrence of a registration default until all then existing registration defaults have been cured.

The rate of additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. We are required to pay such additional interest on regular interest payment dates in the same manner as other interest is paid on the outstanding notes. Such additional interest will be in addition to any other interest payable from time to time with respect to the outstanding notes.

Upon the effectiveness of this registration statement, the consummation of the exchange offer, the effectiveness of a shelf registration statement or the effectiveness of a succeeding registration statement as required under the registration rights agreement, as the case may be, the accrual of additional interest will cease.

To exchange your Series A notes for transferable Series B notes in the exchange offer, you will be required to make the following representations:

•	you will acquire any Series B notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the Series B notes;

•	you are not engaged in and do not intend to engage in the distribution of the Series B notes;

•	if you are a broker-dealer that will receive Series B notes for your own account in exchange for Series A notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such Series B notes; and

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act.

In addition, if your outstanding Series A notes are included in a shelf registration statement, we may require you to provide information about yourself and your intended method of distribution to be used in connection with the shelf registration statement as may be required to comply with the Securities Act. A holder who sells Series A notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification obligations.

The description of the registration rights agreement contained in this section is a summary only. For more information, you should review the provisions of the registration rights agreement that we filed with the Commission as an exhibit to the registration statement of which this prospectus is a part.

Resale of Series B Notes

Based on no-action letters issued by the staff of the Commission to third parties, we believe that Series B notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you acquire such Series B notes in the ordinary course of your business; and

•	you do not intend to participate in a distribution of the Series B notes.

Because, however, we have not obtained a no-action letter in connection with the exchange offer for the Series B notes, we cannot assure you that the Commission would make a similar determination with respect to this exchange offer.

If you tender your Series A notes in the exchange offer with the intention of participating in any manner in a distribution of the Series B notes, you

•	cannot rely on such interpretations by the Commission staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Unless an exemption from registration is otherwise available, any distribution of Series B notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder’s information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of Series B notes only as specifically described in this prospectus. Only broker-dealers that acquired the Series A notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Series B notes for its own account in exchange for Series A notes, where such Series A notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the Series B notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of Series B notes.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any Series A notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue Series B notes in principal amount equal to the principal amount of Series A notes surrendered under the exchange offer. Series A notes may be tendered only for Series B notes and only in integral multiples of $1,000. The exchange offer is not otherwise conditioned upon any minimum aggregate principal amount of Series A notes being tendered for exchange.

As of the date of this prospectus, $75 million in aggregate principal amount of the Series A notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of Series A notes. There will be no fixed record date for determining registered holders of Series A notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission. Series A notes that you do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These Series A notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and certain provisions of the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered Series A notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Series B notes from us.

If you tender Series A notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of Series A notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any Series A notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2006, unless, in our sole discretion, we extend it. No extension will continue beyond                 , 2006.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open to a date no later than             , 2006. We may delay acceptance of any Series A notes by giving oral or written notice of such extension to their holders. During any such extensions, all Series A notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

If we extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of Series A notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right

•	to delay accepting for exchange any Series A notes;

•	to extend the exchange offer; or

•	to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of Series A notes. If we amend the exchange offer in a manner that we determine material, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the Series A notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

Conditions to the Exchange Offer

We will not be required to accept for exchange or to exchange any Series B notes for any Series A notes if the exchange offer, or participation in the exchange offer by a holder of Series A notes, would violate applicable law or any applicable interpretations of the staff of the Commission. In addition, we may terminate the exchange offer as provided in this prospectus before accepting Series A notes for exchange in the event of such a potential violation.

We will not be obligated to accept for exchange the Series A notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer, “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to allow us to use an appropriate form to register the Series B notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any Series A notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Series A notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any Series A notes tendered, and will not issue Series B notes in exchange for any such Series A notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your outstanding Series A notes to the exchange agent as described below. It is your responsibility to properly tender your outstanding Series A notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your exchange.

If you have any questions or need help in exchanging your Series A notes, please call the exchange agent whose address and phone number are set forth in “Prospectus Summary—The Exchange Offer—Exchange Agent.”

All of the outstanding Series A notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the outstanding notes may be tendered using the Automated Tender Offer Program, or ATOP, instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding Series A notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender outstanding Series A notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange outstanding Series A notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the Series A notes.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding Series A notes and withdrawal of tendered outstanding Series A notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding Series A notes not properly tendered or any outstanding Series notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularity or condition of tender as to particular outstanding Series A notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding Series A notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding Series A notes, neither the exchange agent, us nor any other person will incur any liability for failure to give such notification. Tenders of outstanding Series A notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding Series A notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date.

When We Will Issue Series B Notes

In all cases, we will issue Series B notes in exchange for Series A notes that we have accepted for exchange under the exchange offer, as promptly as practicable after expiration of the exchange offer, only after the exchange agent timely receives, prior to 5:00 p.m., New York City time, on the expiration date:

•	a book-entry confirmation of transfer of such Series A notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Series A Notes Not Accepted or Exchanged

If we do not accept any tendered Series A notes for exchange or if Series A notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Series A notes will be returned without expense to their tendering holder. Such non-exchanged Series A notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	you will acquire any Series B notes that you receive in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the Series B notes;

•	you are not engaged in and do not intend to engage in the distribution of the Series B notes;

•	if you are a broker-dealer that will receive Series B notes for your own account in exchange for Series A notes, you acquired those Series A notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such Series B notes; and

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time before 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Series A notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any Series A notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any Series A notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding Series A notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Series A notes by following the procedures described under “—Procedures for Tendering” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. We may make additional solicitation by telegraph, facsimile, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Series B notes for Series A notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Series B notes for Series A notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your Series A notes for Series B notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the Series A notes. In general, you may offer or sell the Series A notes only if they are registered under the Securities Act or if the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Series A notes under the Securities Act.

Accounting Treatment

We will record the new Series B notes in our accounting records at the same carrying value as the Series A notes. This carrying value is the aggregate principal amount of the Series A notes as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Series A notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Series A notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Series A notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the Series B notes in the exchange offer. In consideration for issuing the Series B notes as contemplated by this prospectus, we will receive Series A notes in a like principal amount. The form and terms of the Series B notes are identical in all respects to the form and terms of the Series A notes, except the Series B notes do not include certain transfer restrictions under the Securities Act, grant any registration rights or provide for payment of additional interest as liquidated damages. Series A notes surrendered in exchange for the Series B notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the Series B notes will not result in any change in our outstanding indebtedness.

DESCRIPTION OF THE SERIES B NOTES

General

For purposes of this description, references to the “Company” mean Hornbeck Offshore Services, Inc., but not any of its subsidiaries. You will find the definitions of some of the other capitalized terms used in this description under the heading “—Certain Definitions.”

On November 23, 2004, the Company issued $225 million aggregate principal amount of 6.125% Series A Senior notes due 2014 under an indenture among the Company, the Guarantors (defined therein) and Wells Fargo Bank, National Association, as trustee, or the Trustee, dated November 23, 2004, or the Indenture. In March 2005, the Company exchanged all of those Series A notes for a like amount of Series B notes, or the existing Series B notes, the issuance of which had been registered under the Securities Act of 1933, as amended. These previously issued senior notes are fully and unconditionally guaranteed by the Guarantors.

As permitted in the Indenture, on October 4, 2005, the Company issued an additional $75 million aggregate principal amount of 6.125% Series A Senior Notes due 2014 at 99.25% of par, or the outstanding Series A notes. The Company is offering to exchange up to $75 million in principal amount of its 6.125% Series B Senior notes due 2014, or the new Series B notes, for a like amount of its outstanding Series A Senior notes in this exchange offer. The new Series B notes will be identical to the existing Series B notes and will be substantially identical to the outstanding Series A notes, except that the new Series B notes will not contain terms with respect to transfer restrictions under the Securities Act, registration rights or payment of additional interest as liquidated damages. The Indenture provides the Company the flexibility of issuing additional notes in the future in an unlimited amount; however, any issuance of such additional notes would be subject to the covenant described in the first paragraph under “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock”.

This description assumes that all outstanding Series A notes will be exchanged for new Series B notes in the exchange offer. Except as the context otherwise requires, the term “Notes” means all 6.125% Senior notes due 2014 issued by the Company pursuant to the Indenture including the outstanding Series A notes, the new and existing Series B notes and any additional notes that the Company may issue from time to time under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This description of Series B notes is intended to be a useful overview of the material provisions of the Notes and the Indenture. As this description is only a summary, you should refer to the Indenture and the form of Notes for a complete description of the obligations of the Company and your rights.

The Notes:

•	are general unsecured obligations of the Company;

•	are issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	are represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in certificated form;

•	rank equally in right of payment to all existing and any future senior indebtedness of the Company, but are effectively subordinated to all existing and future secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness;

•	rank senior in right of payment to any future subordinated indebtedness of the Company;

•	are unconditionally guaranteed on a senior basis by certain Subsidiaries of the Company; and

•	are eligible for trading in The Portal Market.

Any outstanding Series A notes that remain outstanding after the completion of this exchange offer, together with the new and existing Series B notes and any additional notes issued under the Indenture in the future, will be treated as a single class of securities under the Indenture.

Initially, not all of the Company’s existing Subsidiaries have guaranteed the Notes. Furthermore, under the circumstances described below under the subheading “—Certain Covenants—Additional Subsidiary Guarantees”, in the future one or more of its Subsidiaries may not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company. The non-guarantor Subsidiaries have no outstanding Indebtedness (other than intercompany Indebtedness). Such non-guarantor Subsidiaries generated less than 1.0% of the Company’s consolidated revenues in the fiscal year ended December 31, 2004 and held less than 1.0% of its consolidated assets as of September 30, 2005.

Currently, all of the Company’s Subsidiaries are “Restricted Subsidiaries”. However, under the circumstances described below under the subheading “—Certain Covenants—Future Designation of Restricted and Unrestricted Subsidiaries”, the Company will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries”. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

The new Series B notes will be issued in an aggregate principal amount of $75 million and, along with the other Notes, will mature on December 1, 2014. Interest on the Notes will:

•	accrue from December 1, 2005;

•	accrue at the rate of 6.125% per annum;

•	be payable in cash semi-annually in arrears on June 1 and December 1, with the next interest payment date being June 1, 2006;

•	be payable to the holders of record on the May 15 and November 15 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the paying agent, the Company will pay all principal, interest and premium, if any, on that holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the paying agent within the City and State of New York unless the Company elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The Trustee acts as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. No service charge will be imposed by the Company, the Trustee or the registrar for any registration of transfer or exchange of Notes, but holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Subsidiary Guarantees

The Company’s payment obligations under the Notes are jointly and severally guaranteed (the “Subsidiary Guarantees”) by all of the Company’s current Significant Subsidiaries. In the future, certain Restricted Subsidiaries of the Company will be required to guarantee the Notes under the circumstances described under “—Certain Covenants—Additional Subsidiary Guarantees”.

The obligations of each Guarantor under its Subsidiary Guarantee are a general unsecured obligation of such Guarantor, ranking equally in right of payment with all other current or future senior indebtedness of such Guarantor, including any borrowings under the Credit Facility, and senior in right of payment to any subordinated indebtedness incurred by such Guarantor in the future. The Subsidiary Guarantees are effectively subordinated, however, to all current and future secured obligations of the Guarantors, including any borrowings under the Credit Facility, to the extent of the value of the assets collateralizing such obligations.

The obligations of each Guarantor under its Subsidiary Guarantee are limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under bankruptcy, fraudulent conveyance and fraudulent transfer and similar laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless:

(1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) executes a supplement to the Indenture and delivers an Opinion of Counsel in accordance with the terms of the Indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and

(4) the Company would be permitted by virtue of the Company’s pro forma Consolidated Interest Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”.

The Indenture provides that, in the event of a sale or other disposition (including by way of merger or consolidation) of all or substantially all of the assets or all of the Capital Stock of any Guarantor, then such Guarantor or the Person acquiring its assets will be released and relieved of any obligations under its Subsidiary Guarantee; provided, however, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See “—Repurchase at the Option of Holders—Asset Sales”. In addition, in the event the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, provided that such designation is conducted in accordance with the applicable provisions of the Indenture. All Subsidiary Guarantees will be released also upon Legal Defeasance as described below under the caption “—Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the Indenture as described below under the caption “—Satisfaction and Discharge”.

Optional Redemption

At any time prior to December 1, 2009, the Company may redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

The Notes will also be redeemable at the Company’s option on or after December 1, 2009, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2009	103.063%
2010	102.042%
2011	101.021%
2012 and thereafter	100.000%

Further, prior to December 1, 2007, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price of 106.125% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more Qualified Equity Offerings, provided that

(a) at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of each such redemption and

(b) each such redemption occurs within 60 days of the date of the closing of each such Qualified Equity Offering.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee considers fair and appropriate; provided, however, that no Notes of $2,000 or less may be redeemed in part.

Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

Except as set forth below under “—Repurchase at the Option of Holders”, the Company is not required to repurchase the Notes or to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control. Upon the occurrence of a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof) of each holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (the “Change of Control Payment”), subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of repurchase.

Within 30 days following a Change of Control, the Company will mail a notice to each holder of Notes and the Trustee describing the transaction that constitutes the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On or before the Change of Control Payment Date, the Company will, to the extent lawful,

(a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and

(c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of The Depository Trust Company), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a minimum principal amount of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. In addition, the Company could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect the Company’s capital structure or the value of the Notes, but that would not constitute a Change of Control. The occurrence of a Change of Control may result in a default under the Credit Facility and give the lenders thereunder the right to require the Company to repay all outstanding obligations thereunder. The Company’s ability to repurchase Notes following a Change of Control may also be limited by the Company’s then existing financial resources.

The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

A “Change of Control” will be deemed to have occurred upon the occurrence of any of the following:

(a) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole,

(b) the adoption of a plan relating to the liquidation or dissolution of the Company,

(c) the consummation of any transaction (including, without limitation, any merger or consolidation, but excluding the effect of any voting arrangement pursuant to any agreement among the Company and any stockholders of the Company as in effect on the Issue Date) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding Voting Stock of the Company or

(d) the first day on which more than a majority of the members of the Board of Directors are not Continuing Directors;

provided, however, that a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if

(1) the stockholders of the Company immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of the Company immediately following the consummation of such transaction and

(2) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company.

For purposes of this definition, a time charter of, bareboat charter or other contract for, marine vessels to customers in the ordinary course of business shall not be deemed to be a “lease” under clause (a) above.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who

(a) was a member of the Board of Directors on the Issue Date or

(b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least two-thirds of the directors who were members of the Board of Directors on the Issue Date or who were so elected to the Board of Directors thereafter.

The definition of Change of Control includes an event by which the Company sells, leases, transfers, conveys or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries, taken as whole, may be uncertain.

Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (excluding for this purpose an Event of Loss) unless

(a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and

(b) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents;

provided, however, that the amount of

(1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets or Equity Interests pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability,

(2) Liquid Securities, and

(3) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received)

shall each be deemed to be Cash Equivalents for purposes of this provision.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale (including, without limitation, an Event of Loss), the Company or any such Restricted Subsidiary may apply such Net Proceeds to

(a) permanently repay all or any portion of the principal of any secured Indebtedness (to the extent of the fair value of the assets collateralizing such Indebtedness, as determined by the Board of Directors) or

(b) to acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Productive Assets, provided that if the Company or such Restricted Subsidiary enters into a binding agreement to acquire such Productive Assets within such 365-day period, but the consummation of the transactions under such agreement has not occurred within such 365-day period, and the agreement has not been terminated, then the 365-day period will be extended to 18 months to permit such consummation; provided further, however, if such consummation does not occur, or such agreement is terminated within such 18-month period, then the Company may apply, or cause such Restricted Subsidiary to apply, within 90 days after the end of the 18-month period or the effective date of such termination, whichever is earlier, such Net Proceeds as provided in clauses (a) and (b) of this paragraph.

Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, including borrowings under the Credit Facility, or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds”.

When the aggregate amount of Excess Proceeds exceeds $20 million, the Company will be required to make an offer to all holders of Notes (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that, if the Company is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, the Company shall only be required to offer to repurchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding.

To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount that the Company is required to repurchase, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

The Company will not, and will not permit any Restricted Subsidiary to, enter into or suffer to exist any agreement (other than any agreement governing the Credit Facility) that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer. The agreement governing the Credit Facility may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company’s ability to pay cash to the holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Certain Covenants

Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly,

(a) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

(b) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company);

(c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at Stated Maturity; or

(d) make any Restricted Investment

(all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (b), (c), (d), (f), (g) and (h), but including Restricted Payments permitted by clauses (a) and (e), of the next succeeding paragraph), is less than the sum of the following:

(A) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2004 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) subject to clause (b) of the next succeeding paragraph, 100% of the aggregate net cash proceeds, and the fair market value of any property other than cash, received by the Company since January 1, 2004 from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into, or exchanged for, such Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into, or exchanged for, Disqualified Stock), plus

(C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment, plus

(D) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the fair market value of the Investments in such Subsidiary previously made by the Company and its Restricted Subsidiaries as of the date of such redesignation and (2) the amount of such Investments, plus

(E) $20 million.

The preceding provisions will not prohibit:

(a) the payment of any dividend within 60 days after the date of declaration thereof if at said date of declaration such payment would have complied with the provisions of the Indenture;

(b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the

Company) of, other Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (B) of the preceding paragraph;

(c) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(d) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or any of its Wholly Owned Restricted Subsidiaries;

(e) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any employee of the Company or any of its Restricted Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any calendar year;

(f) the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

(g) in connection with an acquisition by the Company or by any of its Restricted Subsidiaries, the return to the Company or any of its Restricted Subsidiaries of Equity Interests of the Company or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims; and

(h) the purchase by the Company of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment will be determined in the manner contemplated by the definition of the term “fair market value,” and the results of such determination will be evidenced by an Officers’ Certificate delivered to the Trustee. Not later than the date of making any Restricted Payment (other than a Restricted Payment permitted by clause (b), (c), (d), (f), (g) or (h) of the preceding paragraph), the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant “Restricted Payments” were computed.

Incurrence of Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” or an “incurrence”) any Indebtedness (including, without limitation, any Acquired Indebtedness) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness, and the Company may issue Disqualified Stock, in each case if the Consolidated Interest Coverage

Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0 at the time such additional Indebtedness is incurred or such Disqualified Stock is issued (such time being called the “Incurrence Time”), in each case as determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Disqualified Stock had been issued or incurred at the beginning of such four-quarter period.

The preceding provisions will not apply to the incurrence by the Company or any of its Restricted Subsidiaries of any of the following Indebtedness:

(a) Indebtedness under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (1) $75 million and (2) 20% of the Company’s Consolidated Net Tangible Assets determined as of the end of the Company’s most recently completed fiscal quarter for which internal financial statements are available;

(b) Existing Indebtedness;

(c) Hedging Obligations;

(d) Indebtedness represented by the existing Series B notes, any Series B Notes issued in exchange for Series A Notes pursuant to this Exchange Offer or any Subsidiary Guarantees;

(e) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries, provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, as of the date such issuance, sale or other transfer is not permitted by this clause (e);

(f) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(g) the guarantee by the Company of Indebtedness of any of its Restricted Subsidiaries or by any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary, in each case, that was permitted to be incurred by another provision of this covenant;

(h) Permitted Refinancing Debt incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was incurred pursuant to the first paragraph of this covenant or clause (b), (d) or (h) of the second paragraph of this covenant; and

(i) other Indebtedness in a principal amount not to exceed $25 million at any one time outstanding.

The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Guarantor, as the case may be; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (i) of the second paragraph, or is entitled to be incurred pursuant to the first paragraph, of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to such category. There will be no restrictions in the Indenture on the ability of an Unrestricted Subsidiary to incur Indebtedness or issue preferred stock.

Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens, to secure:

(a) any Indebtedness of the Company, unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, until such time as such Indebtedness is no longer secured by a Lien (other than Permitted Liens), or

(b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, its Subsidiary Guarantee is equally and ratably secured, until such time as such Indebtedness is no longer secured by a Lien (other than Permitted Liens);

provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees. The incurrence of secured Indebtedness by the Company and its Restricted Subsidiaries is subject to further limitations on the incurrence of Indebtedness as described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”.

Sale-and-Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transaction; provided, however,

that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if:

(a) the Company or such Restricted Subsidiary could have

(1) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”, provided, however, that this clause (1) shall no longer be effective if the Terminated Covenants terminate as described under “—Covenant Termination” below, and

(2) incurred a Lien to secure such Indebtedness pursuant to the covenant described under the caption “—Liens”,

(b) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee) of the assets that are the subject of such sale-and-leaseback transaction and

(c) the transfer of assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”.

Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Company

(a) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless

(1) such transfer, conveyance, sale, or other disposition is of all the Capital Stock of such Restricted Subsidiary and

(2) the Net Proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”, and

(b) will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company;

except, in the case of both clauses (a) and (b) above, with respect to (i) dispositions or issuances by a Wholly Owned Restricted Subsidiary of the Company as contemplated in clauses (a) and (b) of the definition of “Wholly Owned Restricted Subsidiary” or (ii) other dispositions or issuances of Capital Stock of a Restricted Subsidiary of the Company, provided that, after giving pro forma effect thereto, the Investment of the Company and its Restricted Subsidiaries in all Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries of the Company, determined on a consolidated basis in accordance with GAAP, does not exceed 25% of Consolidated Net Tangible Assets of the Company. For purposes of this covenant, the creation or perfection of a Lien on any Capital Stock of a Restricted Subsidiary of the Company to secure any Indebtedness of the Company or any of its Restricted Subsidiaries will not be deemed to be a disposition of such Capital Stock, provided that any sale by the secured party of such Capital Stock following foreclosure of its Lien will be subject to this covenant.

Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to do any of the following:

(a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries,

(b) make loans or advances to the Company or any of its Restricted Subsidiaries or

(c) transfer any of its assets to the Company or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

(1) the Credit Facility or Existing Indebtedness, each as in effect on the Issue Date,

(2) the Indenture, the Notes and the Subsidiary Guarantees,

(3) applicable law,

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the assets of any Person, other than the Person, or the assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred,

(5) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,

(6) by reason of customary provisions restricting the transfer of copyrighted or patented materials consistent with industry practice,

(7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired,

(8) customary provisions in bona fide contracts for the sale of assets,

(9) Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (1), (2) and (4) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced or

(10) provisions with respect to the disposition or distribution of assets in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets. The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to another Person unless

(a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia,

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee,

(c) immediately after such transaction no Default or Event of Default exists and

(d) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made

(1) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and

(2) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

provided, however, that this clause (d) shall no longer be effective if the Terminated Covenants terminate as described under “—Covenant Termination” below.

Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the assets of the Company.

Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary, and

(b) the Company delivers to the Trustee

(1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20 million, an opinion as to the fairness to the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Company, provided that such opinion will not be required with respect to any Affiliate Transaction or series of related Affiliate Transactions involving either (i) shipyard contracts that are awarded following a competitive bidding process and approved by a majority of the disinterested members of the Board of Directors or (ii) an Affiliate in which an unrelated third person owns Voting Stock in excess of that owned by the Company or any of its Restricted Subsidiaries;

provided, however, that the following shall be deemed not to be Affiliate Transactions:

(A) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

(B) transactions between or among the Company and its Restricted Subsidiaries;

(C) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture;

(D) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $500,000 outstanding at any one time;

(E) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions;

(F) maintenance in the ordinary course of business of customary benefit programs or arrangements for officers, directors and employees of the Company or any Restricted Subsidiary, including without limitation vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans and similar plans;

(G) registration rights or similar agreements with officers, directors or significant shareholders of the Company or any Restricted Subsidiary;

(H) issuance of Equity Interests (other than Disqualified Stock) by the Company; and

(I) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate.

Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries, after the Issue Date, acquires or creates another Significant Subsidiary or if any other Restricted Subsidiary becomes such, then such Significant Subsidiary shall become a Guarantor by executing a supplement to the Indenture and delivering it to the Trustee in accordance with the terms of the Indenture; provided, however, this requirement shall not apply to a Significant Subsidiary that is a Foreign Subsidiary. If, after the Issue Date, any Restricted Subsidiary of the Company (including a Foreign Subsidiary) that is not already a Guarantor guarantees any other Indebtedness of the Company or any Indebtedness of a Domestic Subsidiary, then that Subsidiary shall become a Guarantor by executing a supplemental indenture and delivering it to the Trustee within ten Business Days of the date on which it guaranteed such Indebtedness. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary (other than a Significant Subsidiary) shall be unconditionally released upon the release or discharge of its guarantee of all other Indebtedness of the Company or any Domestic Subsidiary, except a release or discharge by, or as a result of payment under, such guarantee.

Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the marine transportation and logistics business and such other businesses as are complementary or related thereto as determined in good faith by the Board of Directors of the Company.

Reports. Whether or not the Company is required to do so by the rules and regulations of the Commission, the Company will file with the Commission within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and, within 15 days of filing, or attempting to file, the same with the Commission, furnish to the holders of the Notes and the Trustee

(a) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants, and

(b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company and the Guarantors will furnish to the holders of the Notes, prospective purchasers of the Notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act.

Future Designation of Restricted and Unrestricted Subsidiaries. The preceding covenants (including calculation of financial ratios and the determination of limitations on the incurrence of Indebtedness) may be affected by the designation by the Company of any existing or future Subsidiary of the Company as an Unrestricted Subsidiary, or by the redesignation by the Company of an Unrestricted Subsidiary as a Restricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation (except to the extent they qualify as Permitted Investments). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (a) the net book value of such Investments at the time of such designation and (b) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payments would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Directors of the Company may also redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation complies with the requirements of the Indenture described in the definition of “Unrestricted Subsidiary”. If the aggregate amount of all Restricted Payments calculated for purposes of the first paragraph of the covenant described under “—Restricted Payments” above includes an Investment in an Unrestricted Subsidiary that subsequently becomes a Restricted Subsidiary pursuant to the terms of this paragraph, then the aggregate amount of such Restricted Payments will be reduced by the lesser of (a) an amount equal to the fair market value of the Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time it becomes a Restricted Subsidiary and (b) the amount of such Investments.

Any designation or redesignation pursuant to this covenant by the Board of Directors will be evidenced by the filing with the Trustee of a Board Resolution giving effect to such action and evidencing the valuation of any Investment relating thereto (as determined in good faith by the Board of Directors) and an Officers’ Certificate certifying that such action and valuation complied with the preceding requirements.

Covenant Termination

Once the Notes have achieved an Investment Grade Rating and no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described above under the caption “Repurchase at the Option of Holders” and under the following headings under the caption “—Certain Covenants”:

•	“—Restricted Payments”,

•	“—Incurrence of Indebtedness and Issuance of Preferred Stock”,

•	“—Issuances and Sales of Capital Stock of Restricted Subsidiaries”,

•	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”,

•	“—Transactions with Affiliates”,

•	“—Conduct of Business” and

•	“—Future Designation of Restricted and Unrestricted Subsidiaries”.

(collectively, the “Terminated Covenants”) and any provisions of the Notes inconsistent with the elimination of the Terminated Covenants; provided, however, the Company and its Restricted Subsidiaries will remain subject to the provisions of the Indenture described above under the following headings under the caption “—Certain Covenants”:

•	“—Liens”,

•	“—Sale-and-Leaseback Transactions” (except to the extent set forth in that covenant)”,

•	“—Merger, Consolidation or Sale of Assets” (except to the extent set forth in that covenant),

•	“—Additional Subsidiary Guarantees” and

•	“—Reports”.

After termination of the Terminated Covenants, for purposes of complying with the “Liens” covenant, the Liens described in clauses (a) and (m) of the definition of “Permitted Liens” will be Permitted Liens only to the extent those Liens secure Indebtedness not exceeding, at the time of determination, 10% of the Consolidated Net Tangible Assets of the Company. Once effective, this 10% limitation on Permitted Liens will continue to apply during any later period in which the Notes do not have an Investment Grade Rating.

Events of Default and Remedies

Each of the following constitutes an Event of Default:

(a) default for 30 days in the payment when due of interest on the Notes;

(b) default in payment when due of the principal of or premium, if any, on the Notes;

(c) failure by the Company to comply with the provisions described under the caption “—Repurchase at the Option of Holders” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(d) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default

(1) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”) or

(2) results in the acceleration of such Indebtedness prior to its express maturity and

(3) in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(g) failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Guarantor for any reason other than as provided in the Indenture; and

(h) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary.

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. The holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium or interest that has become due solely because of the acceleration) have been cured or waived. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of premium or interest on the Notes.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of the Notes may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue such remedy;

(3) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of indemnity; and

(5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of the obligations of itself and the Guarantors discharged with respect to the outstanding Notes and the Subsidiary Guarantees (“Legal Defeasance”) except for

(a) the rights of holders of outstanding Notes to receive payments in respect of the principal of and premium and interest on such Notes when such payments are due from the trust referred to below,

(b) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of transfer or exchange of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and any Guarantor’s obligations in connection therewith and

(d) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance,

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date,

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowings) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit,

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound,

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally,

(7) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others and

(8) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

If the Company exercises either Legal Defeasance or Covenant Defeasance, any Liens securing the Notes that were created pursuant to the requirements of the “Liens” covenant will be released.

Amendment and Waiver

Except as provided below, the Indenture or the Notes may be amended with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing non-payment default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose holders must consent to an amendment or waiver,

(b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”),

(c) reduce the rate of or change the time for payment of interest on any Note,

(d) waive a Default or Event of Default in the payment of principal of or premium or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

(e) make any Note payable in money other than that stated in the Notes,

(f) make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of Notes to receive payments of principal of or premium or interest on the Notes (except as permitted in clause (g) hereof),

(g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”),

(h) alter the ranking of the Notes relative to other Indebtedness of the Company or any Subsidiary Guarantee relative to other Indebtedness of the Guarantors, in either case in a manner adverse to the holders, or

(i) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder (provided that any change to conform the Indenture to this prospectus will not be deemed to adversely affect such legal rights), to secure the Notes pursuant to the requirements of the “Liens” covenant, to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(a) either:

(1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c) the Company or any Guarantor has paid or caused to be paid all other sums payable by it under the Indenture; and

(d) the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wells Fargo Bank, National Association, serves as trustee, registrar and paying agent under the Indenture and may serve as trustee under a subordinated and a senior debt indenture under the Company’s existing “shelf” registration statements that were previously declared effective by the Commission. Such bank also serves as a lender under the Credit Facility.

The Indenture contains certain limitations on the rights of the Trustee, should it be a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if after an Event of Default has occurred and is continuing, the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. In case an Event of Default occurs (which is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture provides that it, the Notes and the Subsidiary Guarantees will be governed by the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by contacting Hornbeck Offshore Services, Inc., 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, Attention: Chief Financial Officer, telephone (985) 727-2000.

Book-entry, Delivery and Form

The new Series B notes will be issued in the form of a global note. The global note will be:

•	deposited with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and

•	registered in the name of DTC or its nominee,

in each case for credit to an account of a Direct Participant (or Indirect Participant) as described below.

Transfers of beneficial interests in the global note will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), which may change from time to time.

The global note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in limited circumstances. Beneficial interests in the global note may be exchanged for Certificated Notes only in limited circumstances. See “—Depository Procedures with Respect to Global Note—Transfers of Interests in Global Note for Certificated Notes”.

Depository Procedures with Respect to Global Note

DTC has advised the Company that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section l7A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Direct Participants”) and to facilitate the clearance and settlement of securities transactions between

Direct Participants through electronic book-entry changes to accounts of the Direct Participants, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Direct Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Direct Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Direct Participants may beneficially own securities held by or on behalf of DTC only through the Direct Participants or the Indirect Participants.

DTC has also advised the Company that pursuant to procedures established by it,

(a) upon deposit of the global note, DTC will credit the aggregate principal amount of Series B notes represented by such global note, to the accounts of Direct Participants exchanging Series B notes and

(b) ownership of such interests in the global note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Direct Participants) or by the Direct Participants and the Indirect Participants (with respects to other owners of beneficial interests in the global note).

Investors in the global note may hold their interests therein directly through DTC, if they are Direct Participants in such system, or indirectly through organizations that are Direct Participants in such system, including Euroclear or Clearstream. Euroclear Bank N.V./S.A. will act initially as depository for Euroclear, and Citibank, N.A. will act initially as depository for Clearstream (each a “Nominee” of Euroclear and Clearstream, respectively.). Therefore, they will each be recorded on DTC’s records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, respectively. Euroclear and Clearstream must maintain on their own records the ownership interests, and transfers of ownership interests by and between, their own customers’ securities accounts. DTC will not maintain such records. All ownership interests in the global note, including those of customers’ securities accounts held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in a definitive, certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in the global note to such persons may be limited to that extent. Because DTC can act only on behalf of its Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in the global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interest.

Except as described in “—Transfers of Interests in the Global Note for Certificated Notes” below, owners of interests in the global note will not have Notes registered in their names, will not receive Certificated Notes and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

DTC has also advised the Company that its current practice, upon receipt of any payment in respect of interests in securities such as the global note (including principal and interest) held by it or its nominee, is to credit the accounts of the relevant Direct Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global note as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Direct Participants and the Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts for customers registered in “street name”. Such payments will be the responsibility of the Direct Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Direct Participants or Indirect Participants in identifying the beneficial owners of the global note, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global note for all purposes.

The global note will trade in DTC’s Same-day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or Clearstream) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the Notes through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers with respect to the global note between the Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the Notes through Euroclear or Clearstream, on the other hand, will be effected by Euroclear’s or Clearstream’s Nominee through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be; however, delivery of instructions relating to cross-market transactions must be made directly to Euorclear or Clearstream and within the established deadlines (Brussels time) of such systems. Indirect Participants who hold interests in the Notes through Euroclear and Clearstream may not deliver instructions directly to Euroclear’s and Clearstream’s Nominees. Euroclear and Clearstream will, if the transaction meets their settlement requirements, deliver instructions to their respective Nominees to deliver or receive interests on Euroclear’s or Clearstream’s behalf in the global note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

Because of time zone differences, the securities account of an Indirect Participant who holds an interest in the Notes through Euroclear or Clearstream purchasing an interest in the global note from a Direct Participant in DTC will be credited and any such crediting will be reported to Euroclear or Clearstream during the European business day for Euroclear or Clearstream immediately following the settlement date of DTC in New York. Although recorded in DTC’s accounting records as of DTC’s settlement date in New York, Euroclear and Clearstream customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in the global note to a DTC Participant until the European business day for Euroclear and Clearstream immediately following DTC’s settlement date.

DTC has advised the Company that it will take any action permitted to be taken by a Noteholder only at the direction of one or more Direct Participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange the global note (without the direction of one or more of its Direct Participants) for legended Certificated Notes, and to distribute such Certificated Notes to its Direct Participants. See “—Transfer of Interests in the Global Note for Certificated Notes”.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global note among Participants in DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, its Direct Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in the global note.

Transfers of Interests in the Global Note for Certificated Notes. The global note may be exchanged for definitive notes in registered, certificated form without interest coupons (“Certificated Notes”) if (a) DTC (1) notifies the Company that it is unwilling or unable to continue as depositary for the global note or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company thereupon fails to appoint a successor depositary within 90 days, or (b) there shall have occurred and be continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the global note for Certificated Notes. In any such case, upon surrender by the Direct and Indirect Participants of their interests in such global note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify to the Trustee as being the beneficial owner of the related Notes.

Certificated Notes delivered in exchange for any beneficial interest in the global note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC’s customary procedures).

Neither the Company nor the Trustee will be liable for any delay by the holder of the global note or DTC in identifying the beneficial owners of Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the global note or DTC for all purposes.

Same-Day Settlement and Payment. Payments in respect of the Notes represented by the global note (including principal, premium, if any, interest) will be made by wire transfer of immediately available funds to the account specified by the holder of such global note. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, and interest in the manner indicated above under “—Methods of Receiving Payments on the Notes”. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

The information in this section concerning DTC, Euorclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable and is provided solely as a matter of convenience, but the Company takes no responsibility for its accuracy. The Company takes no responsibility for these systems and urges investors to contact DTC, Euroclear and Clearstream or their participants directly to discuss these matters.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with acquisitions of assets from such Person. Acquired Indebtedness will be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of assets from such Person.

“Affiliate” of any specified Person means an “affiliate” of such Person, as such term is defined for purposes of Rule 144 under the Securities Act.

“Asset Sale” means

(a) the sale, lease, conveyance or other disposition (a “disposition”) of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding dispositions in the ordinary course of business (provided that the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant),

(b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries, and

(c) any Event of Loss,

whether, in the case of clause (a), (b) or (c), in a single transaction or a series of related transactions, provided that such transaction or series of related transactions (1) involves assets or rights having a fair market value in excess of $5 million or (2) results in the payment of net proceeds (including insurance proceeds from an Event of Loss) in excess of $5 million.

Notwithstanding the preceding provisions of this definition, the following transactions will be deemed not to be Asset Sales:

(A) a disposition of obsolete or excess equipment or other assets;

(B) a disposition of assets (including Equity Interests) by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(C) a disposition of cash or Cash Equivalents;

(D) disposition of assets (including Equity Interests) that constitutes a Permitted Investment or Restricted Payment that is permitted by the provisions of the Indenture described above under “—Certain Covenants—Restricted Payments”;

(E) any charter or lease of any equipment or other assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary thereof is the lessor, except any such charter or lease that provides for the acquisition of such assets by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such assets occurs; and

(F) any trade or exchange by the Company or any Restricted Subsidiary of the Company of equipment or other assets for equipment or other assets owned or held by another Person, provided that the fair market value of the assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the fair market value of the assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary.

The fair market value of any non-cash proceeds of a disposition of assets and of any assets referred to in the preceding clauses (E) and (F) of this definition shall be determined in the manner contemplated in the definition of the term “fair market value”, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee.

“Attributable Indebtedness” in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-lease-back transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means

(a) in the case of a corporation, corporate stock,

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition,

(b) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with or issued by any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500 million and whose long-terms debt securities are rated at least A3 by Moody’s and at least A- by S&P,

(c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above,

(d) commercial paper having a rating of at least P-1 from Moody’s or at least A-1 from S&P and in each case maturing within 270 days after the date of acquisition,

(e) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (b) above, provided all deposits referred to in this clause (e) are made in the ordinary course of business and do not exceed $2 million in the aggregate at any one time, and

(f) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (a) through (d).

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period,

(a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale,

(b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries,

(c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries, and

(d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four-quarter reference period:

(a) any incurrence, assumption, guarantee, repayment, purchase or redemption by such Person or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event occurred for which the calculation of the Consolidated Interest Coverage Ratio is made (the “Calculation Date”);

(b) any acquisition that has been made by such Person or any of its Restricted Subsidiaries, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date;

(c) any delivery to, or acquisition by, such Person or any of its Restricted Subsidiaries of any newly constructed vessel (or vessels), whether constructed by such Person or otherwise (including, but not limited to offshore supply vessels, offshore service vessels, crewboats, fast supply vessels, anchor handling and towing supply vessels, tankers, tugs and tank barges), usable in the normal course of business of such Person or any of its Restricted Subsidiaries, that is (or are) subject to a Qualified Services Contract; and

(d) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X as in effect from time to time;

provided further, however, that (1) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (2) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date. For purposes of clause (c) of this definition, the amount of Consolidated Cash Flow attributable to such vessel (or vessels) shall be calculated in good faith by a responsible financial or accounting officer of such Person and shall include in the calculation of the Consolidated Interest Coverage Ratio the revenues to be earned pursuant to the Qualified Services Contract relating to such vessel (or vessels), taking into account, where applicable, only contractual minimum amounts, and the estimated expenses related thereto.

Such estimated expenses shall be based on the expenses of the most nearly comparable vessel in such Person’s fleet or, if no such comparable vessel exists, then on the industry average for expenses of comparable vessels; provided, however, in determining the estimated expenses attributable to such new vessel (or vessels), the calculation shall give effect to the interest expense attributable to the incurrence, assumption or guarantee of any Indebtedness relating to the construction, delivery or acquisition of such new vessel (or vessels) in accordance with clause (a) of this definition. Notwithstanding the preceding, in any calculation of Consolidated Interest Coverage Ratio based on the preceding clause (c), the pro forma inclusion of Consolidated Cash Flow attributable to such Qualified Services Contract for the four-quarter reference period shall be reduced by the actual Consolidated Cash Flow from such new vessel (or vessels) previously earned and accounted for in the actual results for the four-quarter reference period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of

(a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding (i) amortization of debt issuance costs) and (ii) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity, to the extent that any of such nonrecurring charges constitutes consolidated interest expense) and

(b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that

(a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof,

(b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(c) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Statement of Financial Accounting Standards No. 133 shall be excluded and

(d) the cumulative effect of a change in accounting principles shall be excluded.

In addition, notwithstanding the preceding, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity.

“Consolidated Net Tangible Assets” means, with respect to any Person as of any date, the sum of the amounts that would appear on a consolidated balance sheet of such Person and its consolidated Restricted Subsidiaries as the total assets of such Person and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and after deducting therefrom,

(a) to the extent otherwise included, unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or development expenses and other intangible items and

(b) the aggregate amount of liabilities of such Person and its Restricted Subsidiaries which may be properly classified as current liabilities (including tax accrued as estimated), determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means, with respect to any Person as of any date, the sum of

(a) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus

(b) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less

(1) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person,

(2) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries and

(3) all unamortized debt discount and expense and unamortized deferred charges as of such date, in each case determined in accordance with GAAP.

“Credit Facility” means that certain Amended and Restated Credit Agreement dated as of February 13, 2004 among certain Restricted Subsidiaries of the Company and Hibernia National Bank, as agent, and Hibernia National Bank, Fortis Capital Corp., Southwest Bank of

Texas, N.A., DVB Bank Aktiengesellscheft and Wells Fargo Bank, N.A., as lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, supplemented, extended, renewed, replaced, refinanced or restructured from time to time, whether by the same or any other agent or agents, lender or group of lenders, whether represented by one or more agreements and whether one or more Subsidiaries are added or removed as borrowers or guarantors thereunder or as parties thereto.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or are redeemed or retired in full; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of the Indenture described under the caption “Repurchase at the Option of Holders—Change of Control” or “Repurchase at the Option of Holders—Asset Sales,” as the case may be.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Loss” means, with respect to any asset of the Company or any Restricted Subsidiary,

(a) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or

(b) the confiscation, condemnation or requisition of title to such asset by any government or instrumentality or agency thereof.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the Issue Date, until such amounts are repaid, but shall not include any Indebtedness that is repaid with the proceeds of the Offered Notes.

The term “fair market value” means, with respect to any asset or Investment, the fair market value of such asset or Investment at the time of the event requiring such determination, as determined in good faith by the Board of Directors of the Company, or, with respect to any asset or Investment in excess of $20 million (other than cash or Cash Equivalents), as determined by a reputable appraisal firm that is, in the judgment of the disinterested members of such Board of Directors, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia and that conducts substantially all of its operations outside the United States.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Guarantor” means each of:

(a) Energy Services Puerto Rico, LLC, Hornbeck Offshore Services, LLC, Hornbeck Offshore Transportation, LLC, Hornbeck Offshore Operators, LLC, HOS-IV, LLC, and Hornbeck Offshore Trinidad & Tobago, LLC, each a Delaware limited liability company;

(b) any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the Indenture; and

(c) their respective successors and assigns,

in each case until such Guarantor ceases to be such in accordance with the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under

(a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements,

(b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and

(c) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates,

in each case to the extent such obligations are incurred in the ordinary course of business of such Person and not for speculative purposes.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (1) borrowed money including, without limitation, any guarantee thereof, or (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the deferred and unpaid purchase price of any property, or representing any Hedging Obligations, if and to the extent any of the preceding indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, provided, however, that any accrued expense or trade payable of such Person shall not constitute Indebtedness. The amount of any Indebtedness outstanding as of any date shall be

(a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and

(b) the principal amount thereof, in the case of any other Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of such Person and its Restricted Subsidiaries thereunder).

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not a QIB.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute Investments:

(a) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business,

(b) Hedging Obligations and

(c) endorsements of negotiable instruments and documents in the ordinary course of business.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments”.

“Issue Date” means November 23, 2004.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the

Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement) or any assignment (or agreement to assign) any right to income or profits from any asset by way of security.

“Liquid Securities” means equity securities (1) of any master limited partnership, (2) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (3) as to which (a) the holder is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act), (b) a registration statement under the Securities Act covering the resale thereof is in effect, or (c) the Company or a Subsidiary is entitled to registration rights under the Securities Act.

“Make Whole Premium” means, with respect to any Note on any redemption date, the excess, if any, of (1) the present value at such redemption date of (A) the redemption price of the Note at December 1, 2009 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) and (B) all required interest payments due on the Note during the period from such redemption date through December 1, 2009 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points over (2) the principal amount of the Note, if greater.

The term “merger” includes a compulsory share exchange, a conversion of a corporation into another business entity and any other transaction having effects substantially similar to a merger under the General Corporation Law of the State of Delaware.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,

(a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with

(1) any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions) or

(2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and

(b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication)

(a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result thereof,

(b) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements),

(c) amounts required to be applied to the repayment of Indebtedness (other than under the Credit Facility) secured by a Lien on the assets that were the subject of such Asset Sale and

(d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness

(a) as to which neither the Company nor any of its Restricted Subsidiaries

(1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or

(2) constitutes the lender,

(b) no default with respect to which (including any rights the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and

(c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Pari Passu Indebtedness” means, with respect to any Net Proceeds from Asset Sales, Indebtedness of the Company or any of its Restricted Subsidiaries the terms of which require the Company or such Restricted Subsidiary to apply such Net Proceeds to offer to repurchase such Indebtedness.

“Permitted Investments” means

(a) any Investment in the Company (including, without limitation, any acquisition of the Notes) or in a Restricted Subsidiary of the Company,

(b) any Investment in Cash Equivalents,

(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment

(1) such Person becomes a Restricted Subsidiary of the Company or

(2) such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company,

(d) any Investment made as a result of the receipt of non-cash consideration from

(1) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or

(2) a disposition of assets that does not constitute an Asset Sale,

(e) Investments in a Person engaged principally in the business of providing marine transportation or logistics services or other businesses reasonably complementary or related thereto as determined in good faith by the Board of Directors, provided that the aggregate amount of all such Investments at any one time outstanding pursuant to this clause (e) in Persons that are not Restricted Subsidiaries of the Company shall not exceed the greater of

(1) $50 million and

(2) 10% of Consolidated Net Tangible Assets determined as of the end of the Company’s most recently completed fiscal quarter for which internal financial statements are available,

(f) Investments in stock, obligations or securities received in settlement of any debts owing to the Company or any Restricted Subsidiary of the Company as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary of the Company, in each case as to any debt owing to the Company or any Restricted Subsidiary of the Company, that arose in the ordinary course of business of the Company or any such Restricted Subsidiary and

(g) any Investment in a Person to the extent that such Investment was made or entered into in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company.

“Permitted Liens” means

(a) Liens securing Indebtedness incurred pursuant to clause (a) of the second paragraph of the covenant entitled “—Incurrence of Indebtedness and Issuance of Preferred Stock”,

(b) Liens in favor of the Company and its Restricted Subsidiaries,

(c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to its contemplation of such merger or consolidation and do not extend to any property other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries,

(d) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to its contemplation of such acquisition and do not extend to any other property of the Company or any of its Restricted Subsidiaries,

(e) Liens securing the performance of tenders, bids, statutory obligations, surety, appeal, return-of-money or performance bonds, government contracts, insurance obligations or other obligations of a like nature incurred in the ordinary course of business, or Liens securing reimbursement undertakings respecting letters of credit supporting any such obligations,

(f) Liens securing Hedging Obligations,

(g) Liens existing on the Issue Date,

(h) Liens securing Non-Recourse Debt,

(i) any interest or title of a lessor under a Capital Lease Obligation or an operating lease,

(j) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business,

(k) Liens on real or personal property or assets of the Company or a Restricted Subsidiary of the Company thereof to secure Indebtedness incurred for the purpose of

(1) financing all or any part of the purchase price of such property or assets incurred prior to, at the time of, or within 120 days after, completion of the acquisition of such property or assets or

(2) financing all or any part of the cost of construction or improvement of any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction or improvement of, such property or assets and such Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary of the Company (other than any associated accounts, contracts and insurance proceeds),

(l) Liens securing Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (c), (d), (g) and (k) above and in this clause (1),

(m) Liens securing Indebtedness of the Company or any Restricted Subsidiary of the Company that does not exceed $25 million at any one time outstanding,

(n) Liens on assets of the Company or any Restricted Subsidiary of the Company that were substituted or exchanged as collateral for other assets of the Company or any Restricted Subsidiary of the Company that are referred to in any of the preceding clauses (c), (d) and (k) of this definition, provided that the fair market value of the substituted or exchanged assets substantially approximates, at the time of the substitution or exchange, the fair market value of the other assets so referred to,

(o) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment has not been finally terminated or the period within which such proceeding may be initiated has not expired,

(p) rights of banks to set off deposits against Indebtedness owed to said banks,

(q) Liens upon specific items of inventory or other goods and proceeds of the Company or its Restricted Subsidiaries securing the Company’s or any such Restricted

Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business, and

(r) legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that

(a) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of, plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith),

(b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded,

(c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, on terms at least as favorable, taken as a whole, to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and

(d) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

provided, however, that a Restricted Subsidiary may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Notes, such guarantee shall be subordinated to such Restricted Subsidiary’s Subsidiary Guarantee to at least the same extent.

“Productive Assets” means Vessels or other assets (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by the Company or its Restricted Subsidiaries in the business of providing marine transportation or logistics services (or any other business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors).

“Qualified Equity Offering” means

(a) any sale of Equity Interests (other than Disqualified Stock) of the Company for cash pursuant to an underwritten offering registered under the Securities Act or

(b) any other sale of Equity Interests (other than Disqualified Stock) of the Company for cash,

in each case so long as such sale does not result in a Change of Control.

“Qualified Services Contract” means, with respect to any newly constructed offshore supply vessel, offshore service vessel (including, without limitation, any crewboat, fast supply vessel and anchor-handling towing supply (AHTS) vessel), tug, double-hulled tank barge and double-hulled tanker delivered to the Company or any of its Restricted Subsidiaries, or any such newly constructed vessel constructed for a third party and then acquired by the Company or any of its Restricted Subsidiaries within 365 days of such vessel’s original delivery date, a contract that the Board of Directors of the Company, acting in good faith, designates as a “Qualified Services Contract” pursuant to a resolution of the Board of Directors, which contract:

(a) is between the Company or one of its Restricted Subsidiaries, on the one hand, and (1) a Person with a rating of either a BBB- or higher from S&P or Baa3 or higher from Moody’s, or if such ratings are not available, then a similar investment grade rating from another nationally recognized statistical rating agency or (2) any other Person provided such contract is supported by letters of credit, performance bonds or guarantees, from a Person that has an investment grade rating as described in the preceding subclause (1) of this clause (a) or such contract provides for a lockbox or similar arrangement or direct payment to the Company or a Restricted Subsidiary by a Person with such an investment grade rating, for the full amount of the contracted payments due over the four-quarter reference period considered in calculating the Consolidated Interest Coverage Ratio;

(b) provides for services to be performed by the Company or one of its Restricted Subsidiaries involving the use of such vessel or a charter (bareboat or otherwise) of such vessel by the Company or one of its Restricted Subsidiaries, in either case for a minimum period of at least one year; and

(c) provides for a fixed or minimum dayrate or fixed or minimum volume or freight rates (including, if applicable, lay time and demurrage) for such vessel.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its rating agency business.

“Significant Subsidiary” means

(a) any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, and

(b) any other Restricted Subsidiary of the Company that represents more than 5% of the Consolidated Net Tangible Assets of the Company, based upon the most recent internal financial statements of the Company.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person,

(a) any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof),

(b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof) and

(c) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

“Treasury Rate” means, as of any redemption date in respect to the Notes, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date, or if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to December 1, 2009; provided, however, that if the period from the redemption date to December 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate a Subsidiary as an Unrestricted Subsidiary only to the extent that such Subsidiary at the time of such designation

(a) has no Indebtedness other than Non-Recourse Debt,

(b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract, arrangement or understanding does not violate the terms of the Indenture described under the caption “—Certain Covenants—Transactions with Affiliates”, and

(c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation

(1) to subscribe for additional Equity Interests or

(2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(A) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and

(B) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of a Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors, managers or trustees of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(a) the sum of the products obtained by multiplying

(1) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

(2) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by

(b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person to the extent that

(a) all of the outstanding Capital Stock of which (other than directors’ qualifying shares and Capital Stock held by other statutorily required minority shareholders) shall at the time be owned directly or indirectly by such Person or

(b) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction or its governmental agencies, authorities or state-owned businesses to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction,

provided that such Person, directly or indirectly, owns the remaining Capital Stock in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Restricted Subsidiary.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material United States federal income tax consequences of the exchange offer and the ownership and disposition of Series B notes as of the date of this prospectus. Except where noted, it deals only with the holders of Series B notes who are the initial holders of the Series A notes who acquired such Series A notes as part of the initial distributions of such notes at their issue price and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons who hold the notes through partnerships or other pass-through entities, persons holding notes as a part of a hedging, integrated, conversion, or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax or holders of notes whose “functional currency” is not the U.S. dollar or U.S. expatriates. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, or may be subject to different interpretations, so as to result in United States federal income tax consequences different from those discussed below. Persons considering participating in the exchange offer or the ownership or disposition of notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

As used herein, a “U.S. Holder” means a beneficial owner of a note who purchased such note pursuant to private placement of the Series A notes that is (i) a citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a) (30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. A “Non-U.S. Holder” is a beneficial owner of a note who (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) purchased such note pursuant to private placement of the Series A notes that is not a U.S. Holder. If a partnership holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisors.

You should consult your own tax advisors as to the particular tax consequences to you of the acquisition, ownership and disposition of the notes, including the effect and applicability of state, local or foreign tax laws and tax treaties.

The Exchange Offer

The exchange of Series A notes for Series B notes will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will have the same adjusted issue price, adjusted basis and holding period in the Series B notes as it had in the Series A notes immediately before the exchange.

Consequences to U.S. Holders

Interest on the Series B Notes

Stated interest on a Series B note will continue to be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s method of accounting for tax purposes in the same manner applicable to the Series A notes.

Disposition of Series B Notes

A U.S. Holder’s tax basis in a Series B note will, in general, be the U.S. Holder’s cost for the original Series A notes, reduced by any cash payments on such holder’s Series A notes or Series B notes other than qualified stated interest. Upon the sale, exchange, retirement or other taxable disposition of a Series B note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less any accrued qualified stated interest, which will be taxable as ordinary income to the extent the U.S. Holder has not previously included the accrued interest in income) and the adjusted tax basis of the Series B note. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if you held the Series B note for more than one year (which will include the holding period on the Series A note). Long-term capital gains of individuals, estates, and trusts currently are taxed at a maximum rate of 15%, subject to adjustment in future years. The deductibility of capital losses may be subject to limitation.

Consequences to Non-U.S. Holders

Interest on the Series B Notes

Subject to the discussion below concerning backup withholding, no withholding of United States federal income tax generally will be required with respect to the payment by us or our paying agent of principal or interest on a Series B note owned by a Non-U.S. Holder under the “portfolio interest exemption”, provided such Non-U.S. Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) is not a controlled foreign corporation that is related to us through stock ownership and (iii) satisfies the certification requirement (described generally below).

The “portfolio interest exemption” and several of the special rules for Non-U.S. Holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us, or our paying agent. If you hold the Series B notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless such beneficial owner of the Series B note provides us or our paying agent, as the case may be, with a properly executed (1) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or interest paid on the Series B note is effectively connected with such beneficial owner’s conduct of a trade or business in the United States (see “Income or Gain Effectively Connected With a U.S. Trade or Business” below), as discussed below. Alternative documentation may be applicable in certain situations.

Disposition of the Series B Notes

Any gain or income realized upon the sale, exchange, retirement or other disposition of a Series B note generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-U.S. Holder (and in the case of an applicable tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment in the United States), or (ii) in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

Income or Gain Effectively Connected With a U.S. Trade or Business

The preceding discussion of the tax consequences of the ownership and disposition of Series B notes by you generally assumes that you are not engaged in a U.S. trade or business. If any interest on the notes or gain from the sale, exchange or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you, (and in the case of an applicable tax treaty, attributable to your permanent establishment in the United States) then the income or gain will be subject to U.S. federal income tax at regular graduated income tax rates, but will not be subject to withholding tax if certain certification requirements are satisfied. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us, or our paying agent. If you are eligible for the benefits of a tax treaty between the United States and your country of residence, any “effectively connected” income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States. If you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business (and in the case of an applicable tax treaty, attributable to your permanent establishment in the United States) also may be subject to a “branch profits tax” at a 30% rate, although an applicable tax treaty may provide for a lower rate.

U.S. Federal Estate Tax

If you are an individual and qualify for the portfolio interest exemption under the rules described above, the Series B notes will not be included in your estate for U.S. federal estate tax purposes, unless the income on the Series B notes is, at the time of your death, effectively connected with your conduct of a trade or business in the United States.

Special Rules

Special rules may apply to certain Non-U.S. Holders, such as “controlled foreign corporations”, “passive foreign investment companies” and “foreign personal holding companies”, that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Information Reporting and Backup Withholding

U.S. Holders. Information reporting will apply to payments of principal and interest made by us on, or the proceeds of the sale or other disposition of, the Series B notes with respect to certain noncorporate U.S. Holders, and backup withholding, currently at the rate of 28%, may apply unless the recipient of such payment provides the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder’s federal income tax, provided the required information is provided to the IRS.

Non-U.S. Holders. Payments to a Non-U.S. Holder of interest on a Series B note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to such Non-U.S. Holder.

United States backup withholding tax generally will not apply to payments of interest and principal on a Series B note to a Non-U.S. Holder if the certification requirements described in “—Consequences to Non-U.S. Holders-Interest on the Series B Notes” are met or the Non-U.S. Holder otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person.

The payment of the proceeds of the disposition of Series B notes to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless the Non-U.S. Holder provides the certification described above or otherwise qualifies for an exemption. The proceeds of a disposition effected outside the United States by a Non-U.S. Holder to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if such broker is a United States person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership, at any time during its taxable year, that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50 percent of the income or capital interests in the partnership, information reporting requirements will apply unless such broker has documentary evidence in its files of the holder’s non-U.S. status and has no actual knowledge or reason to know to the contrary or unless the holder otherwise qualifies for an exemption. Any amount withheld under the backup withholding rules will be refunded or is allowable as a credit against the Non-U.S. Holder’s federal income tax liability, if any, provided the required information or appropriate claim for refund is provided to the IRS.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the Commission in no-action letters issued to third parties, we believe that you may transfer Series B notes issued under the exchange offer in exchange for the Series A notes if:

•	you acquire the Series B notes in the ordinary course of your business; and

•	you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution of such Series B notes.

You may not participate in the exchange offer if you are:

•	our “affiliate” within the meaning of Rule 405 under the Securities Act; or

•	a broker-dealer that acquired outstanding notes directly from us.

Each broker-dealer that receives Series B notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B notes. To date, the staff of the Commission has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Series A notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B notes received in exchange for Series A notes where such Series A notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the effective date of this registration statement or until such time as such broker-dealers no longer own any Series A notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer as it may reasonably request for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new Series B notes may be required to deliver a prospectus.

If you wish to exchange Series B notes for your Series A notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer-Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering-Your Representations to Us” in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your Series A notes in the exchange offer. In addition, if you are a broker-dealer who receives Series B notes for your own account in exchange for Series A notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver a prospectus in connection with any resale by you of such Series B notes.

We will not receive any proceeds from any sale of Series B notes by broker-dealers. Series B notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market:

•	in negotiated transactions;

•	through the writing of options on the new Series B notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale; and

•	at prices related to such prevailing market prices or negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Series B notes. Any broker-dealer that resells Series B notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series B notes may be deemed to be an “underwriter” within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer other than agency fees and commissions and underwriting discounts and commissions attributable to the sale of the notes and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the legality of the new Series B notes is made in this exchange offer will be passed on for us by Winstead Sechrest & Minick P.C., Houston, Texas. R. Clyde Parker, Jr., a shareholder in Winstead Sechrest & Minick P.C., is a nonvoting, advisory director appointed by our board of directors, owns 60,400 shares of our common stock and has options to acquire 24,125 shares of our common stock.

EXPERTS

The consolidated financial statements of Hornbeck Offshore Services, Inc. at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon which is incorporated by reference herein, and have been so incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the Series B notes in any jurisdiction where the offer is not permitted. We do not claim the information in this prospectus is accurate as of any date other than the date stated on the cover.

$75,000,000

Hornbeck Offshore Services, Inc.

Offer to Exchange

6.125% Series B Senior Notes due 2014 with Issuance

Registered under the Securities Act of 1933

for

6.125% Series A Senior Notes due 2014

PROSPECTUS

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

The General Corporation Law of Delaware, under which we are incorporated, authorizes the indemnification of directors and officers under the circumstances described below. To the extent one of our present or former directors or officers is successful on the merits or otherwise in defense of any action, suit or proceeding described below, the General Corporation Law of Delaware requires that such person be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article Eight of our Certificate of Incorporation requires indemnification of our directors and officers to the extent permitted by law. Section 6.10 of our Bylaws provides for, and sets forth the procedures for obtaining, such indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933. In addition, we maintain insurance which insures our directors and officers against certain liabilities.

The General Corporation Law of Delaware gives us the power to indemnify each of our officers and directors against expenses, including attorneys’ fees, and judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of such person being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, trust or other enterprise at our request. To be entitled to such indemnification, such person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest and, if a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The General Corporation Law of Delaware also gives us the power to indemnify each of our officers and directors against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of us to procure a judgment in our favor by reason of such person being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, trust or other enterprise at our request, except that we may not indemnify such person with respect to any claim, issue or matter as to which such person was adjudged to be liable to us in the absence of a determination by the court that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. To be entitled to such indemnification, such person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest.

We have also entered into indemnification agreements with our directors and officers. These agreements provide rights that are consistent with but more detailed than those provided under Delaware Law and our Bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party derivative suits against us or our directors or officers, but if a director or officer is entitled to indemnity or contribution under the indemnification agreement, the financial burden of the third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of us but would be offset by our obligations to the director of officer under the indemnification agreement.

Item 21.    Exhibits and Financial Statement Schedules

(a) Exhibits:

Exhibit Number	Description of Exhibit
4.1	Indenture, dated November 23, 2004 among Hornbeck Offshore Services, Inc., as issuer, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed November 18, 2004).

4.2	Exchange and Registration Rights Agreement, dated as of October 4, 2005, among Goldman, Sachs & Co., Bear, Stearns & Co., Inc., Jefferies & Company, Inc., Hornbeck Offshore Services, Inc. and the guarantors party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 4, 2005).

4.3	Specimen 144A Global 6.125% Series A Senior Note due 2014 (incorporated by reference to Exhibit 4.3 to the Company’s Form 10-Q for the period ended September 30, 2005).

4.4	Specimen Regulation S Global 6.125% Series A Senior Note due 2014 (incorporated by reference to Exhibit 4.4 to the Company’s Form 10-Q for the period ended September 30, 2005).

4.5	Specimen 6.125% Series B Senior Note due 2014 (incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-4 dated December 22, 2004, Registration No. 333-121557).

*5	Opinion of Winstead Sechrest & Minick P.C.

*12	Calculation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of Winstead Sechrest & Minick P.C. (contained in Exhibit 5).

*23.2	Consent of Ernst & Young LLP.

*24	Powers of Attorney (set forth on page II-4).

*25	Statement of Eligibility of Wells Fargo Bank, National Association.

**99.1	Form of Letter Transmittal.

**99.2	Form of Letter to Registered Holders and Depository Trust Participants.

**99.3	Form of Letter to Clients.

*	Filed herewith.
**	To be filed by amendment.

(b) Financial Statement Schedules.

None.

Item 22.    Undertakings

(i) The undersigned co-registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(ii) The co-registrants undertake that every prospectus (i) that is filed pursuant to paragraph (i) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) The undersigned co-registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(iv) The undersigned co-registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(v) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the co-registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, the State of Louisiana, on December 30, 2005.

HORNBECK OFFSHORE SERVICES, INC.

By:	/S/ TODD M. HORNBECK
Todd M. Hornbeck
President and Chief Executive Officer

We, the undersigned directors and officers of Hornbeck Offshore Services, Inc., do hereby constitute and appoint Todd M. Hornbeck and James O. Harp, Jr. and each of them our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TODD M. HORNBECK (Todd M. Hornbeck)	Chairman of the Board, President, Chief Executive Officer, Secretary and Director (Principal Executive Officer)	December 30, 2005

/S/ JAMES O. HARP, JR. (James O. Harp, Jr.)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2005

/S/ LARRY D. HORNBECK (Larry D. Hornbeck)	Director	December 30, 2005

/S/ BRUCE W. HUNT (Bruce W. Hunt)	Director	December 30, 2005

/S/ STEVEN W. KRABLIN (Steven W. Krablin)	Director	December 30, 2005

/S/ PATRICIA B. MELCHER (Patricia B. Melcher)	Director	December 30, 2005

/S/ BERNIE W. STEWART (Bernie W. Stewart)	Director	December 30, 2005

/S/ DAVID A. TRICE (David A. Trice)	Director	December 30, 2005

/S/ ANDREW L. WAITE (Andrew L. Waite)	Director	December 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, the State of Louisiana, on December 30, 2005.

Energy Services Puerto Rico, LLC Hornbeck Offshore Services, LLC Hornbeck Offshore Transportation, LLC Hornbeck Offshore Operators, LLC HOS-IV, LLC Hornbeck Offshore Trinidad & Tobago, LLC

By:	/S/ TODD M. HORNBECK
Todd M. Hornbeck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of each of the above-referenced registrants and in the capacities and on the dates indicated.

Signature	Title	Date
/S/ TODD M. HORNBECK (Todd M. Hornbeck)	President, Chief Executive Officer, Secretary and Sole Manager (Principal Executive Officer)	December 30, 2005

/S/ JAMES O. HARP, JR. (James O. Harp, Jr.)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Indenture, dated November 23, 2004 among Hornbeck Offshore Services, Inc., as issuer, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed November 18, 2004).

4.2	Exchange and Registration Rights Agreement, dated as of October 4, 2005, among Goldman, Sachs & Co., Bear, Stearns & Co., Inc., Jefferies & Company, Inc., Hornbeck Offshore Services, Inc. and the guarantors party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 4, 2005).

4.3	Specimen 144A Global 6.125% Series A Senior Note due 2014 (incorporated by reference to Exhibit 4.3 to the Company’s Form 10-Q for the period ended September 30, 2005).

4.4	Specimen Regulation S Global 6.125% Series A Senior Note due 2014 (incorporated by reference to Exhibit 4.4 to the Company’s Form 10-Q for the period ended September 30, 2005).

4.5	Specimen 6.125% Series B Senior Note due 2014 (incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-4 dated December 22, 2004, Registration No. 333-121557).

*5	Opinion of Winstead Sechrest & Minick P.C.

*12	Calculation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of Winstead Sechrest & Minick P.C. (contained in Exhibit 5).

*23.2	Consent of Ernst & Young LLP.

*24	Powers of Attorney (set forth on page II-4).

*25	Statement of Eligibility of Wells Fargo Bank, National Association.

**99.1	Form of Letter Transmittal.

**99.2	Form of Letter to Registered Holders and Depository Trust Participants.

**99.3	Form of Letter to Clients.

*	Filed herewith.
**	To be filed by amendment.